Filed pursuant to Rule 433(d)
                                           Registration Statement No. 333-124678


This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an indication of interest in purchasing such securities, when, as and if issued. Any such indication will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you. You may withdraw your indication of interest at any time prior to the notice of allocation. The issuer is not obligated to issue such security or any similar security and the underwriter's obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer. You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in these materials. The underwriter's obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason the issuer does not deliver such certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. In addition, you may get the prospectus for free by visiting our website at http://www.ubs.com/regulationab. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-(877) 867-2654.

                                                               [GRAPHIC OMITTED]

                            ABS NEW ISSUE TERM SHEET
--------------------------------------------------------------------------------


                  MASTR ASSET BACKED SECURITIES TRUST 2006-AM1
                       MORTGAGE PASS-THROUGH CERTIFICATES


                                  $387,572,000
                                  (APPROXIMATE)


                             WELLS FARGO BANK, N.A.
                                (MASTER SERVICER)


                            OCWEN LOAN SERVICING, LLC
                                   (SERVICER)

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.
                                   (DEPOSITOR)

                          OCWEN MORTGAGE ASSET TRUST I
                                    (SPONSOR)



                                FEBRUARY 15, 2006



                                [GRAPHIC OMITTED]


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MASTR ASSET BACLED SECURITIES TRUST 2006-AM1                   [GRAPHIC OMITTED]
MORTGAGE LOAN ASSET-BACKED CERTIFICATES
--------------------------------------------------------------------------------

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an indication of interest in purchasing such securities, when, as and if issued. Any such indication will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you. You may withdraw your indication of interest at any time prior to the notice of allocation. The issuer is not obligated to issue such security or any similar security and the underwriter's obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer. You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in these materials. The underwriter's obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason the issuer does not deliver such certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at WWW.SEC.GOV. In addition, you may get the prospectus for free by visiting our website at HTTP://WWW.UBS.COM/REGULATIONAB. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-(877) 867-2654.


AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS
------------------------------------------

ANY DISCLAIMER APPEARING AT THE BOTTOM OF THE EMAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED STATING EITHER OF THE FOLLOWING (OR ANY DERIVATIVE THEREOF):

(1)      THAT THESE MATERIALS CONTAIN CONFIDENTIAL INFORMATION; OR

(2) THAT THE SENDER DOES NOT ACCEPT LIABILITY RELATING TO THE ACCURACY OR COMPLETENESS OF THESE MATERIALS; OR

(3) THAT THESE MATERIALS DO NOT CONSTITUTE A SOLICITATION OR AN OFFER TO BUY OR SELL SECURITIES

IN EACH CASE, IS NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA E-MAIL OR ANOTHER SYSTEM SUCH AS BLOOMBERG.

--------------------------------------------------------------------------------
MASTR ASSET BACLED SECURITIES TRUST 2006-AM1                   [GRAPHIC OMITTED]
MORTGAGE LOAN ASSET-BACKED CERTIFICATES
--------------------------------------------------------------------------------

                                            MASTR ASSET BACKED SECURITIES TRUST 2006-AM1
                                               MORTGAGE LOAN ASSET-BACKED CERTIFICATES
                                           $387,572,000 (APPROXIMATE OFFERED CERTIFICATES)

------------------------------------------------------------------------------------------------------------------------------------
                                                         STRUCTURE OVERVIEW
------------------------------------------------------------------------------------------------------------------------------------
                                                    EXPECTED WAL      EXPECTED PRINCIPAL                              EXPECTED
                  APPROX.       CERTIFICATE            (YEARS)               WINDOW            INITIAL CREDIT         RATINGS
 CLASS(1,2)     SIZE ($)(3)         TYPE          CALL(4) / MAT(4)     CALL(4) / MAT(4)        ENHANCEMENT (%)       S&P / MOODY'S
------------------------------------------------------------------------------------------------------------------------------------
    OFFERED CERTIFICATES
------------------------------------------------------------------------------------------------------------------------------------
   A-1(6)       190,635,000    FLT / SR / SEQ       1.00 / 1.00        1 - 22 / 1 - 22             23.85               AAA/Aaa
  A-2((6))       48,878,000    FLT / SR / SEQ       2.00 / 2.00       22 - 27 / 22 - 27            23.85               AAA/Aaa
  A-3((6))       62,409,000    FLT / SR / SEQ       3.25 / 3.25       27 - 72 / 27 - 74            23.85               AAA/Aaa
  A-4((6))       20,810,000    FLT / SR / SEQ       5.99 / 8.58       72 - 72 / 74 - 168           23.85               AAA/Aaa
 M-1((6,7))      15,469,000       FLT / MEZ         4.92 / 5.38       51 - 72 / 51 - 144           20.20               AA+/Aa1
 M-2((6,7))      14,621,000       FLT / MEZ         4.63 / 5.08       47 - 72 / 47 - 138           16.75               AA+/Aa2
 M-3((6,7))      9,111,000        FLT / MEZ         4.48 / 4.92       44 - 72 / 44 - 132           14.60               AA+/Aa3
  M-4(6,7)       7,628,000        FLT / MEZ         4.40 / 4.83       43 - 72 / 43 - 128           12.80               AA+/A1
  M-8(6,7)       5,509,000        FLT / MEZ         4.25 / 4.59       39 - 72 / 39 - 108           6.70                A+/Baa2
  M-9(6,7)       4,238,000        FLT / MEZ         4.23 / 4.54       39 - 72 / 39 - 103           5.70                A/Baa3
  M-10(6,7)      4,450,000        FLT / MEZ         4.21 / 4.48       38 - 72 / 38 - 98            4.65                A-/Ba1
  M-11(6,7)      3,814,000        FLT / MEZ         4.20 / 4.40       38 - 72 / 38 - 91            3.75               BBB+/Ba2
------------------------------------------------------------------------------------------------------------------------------------
  NON-OFFERED CERTIFICATES
------------------------------------------------------------------------------------------------------------------------------------
M-5((5,6,7))     7,628,000        FLT / MEZ                    Not Offered                         11.00                AA/A2
M-6((5,6,7))     6,569,000        FLT / MEZ                    Not Offered                         9.45                 AA/A3
M-7((5,6,7))     6,145,000        FLT / MEZ                    Not Offered                         8.00               AA-/Baa1
 M-12(5,6,7)     3,814,000        FLT / MEZ                    Not Offered                         2.85                BBB/NR
------------------------------------------------------------------------------------------------------------------------------------


NOTES:

(1)      The Certificates are backed by the cash flow from a pool of conforming and non-conforming balance, first and second lien, fixed-rate and adjustable-rate mortgage loans.

(2)      The Certificates will be subject to the Net WAC Rate Cap as described herein. (3) Subject to a variance of plus or minus
         5%. (4) See the Pricing Speed below.

(5)      The Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates and M-12 Certificates are not offered hereby.

(6)      After the Optional Termination Date, the margin on each of the Class A Certificates will increase to 2.0 times their initial margin and the margin on each of the Class M Certificates will increase to 1.5 times their initial margin.

(7)      The Class M Certificates are not expected to receive any principal distributions prior to the Stepdown Date.

------------------------------------------------------------------------------------------------------------------------------------
                                                           PRICING SPEED
------------------------------------------------------------------------------------------------------------------------------------
Fixed-Rate Mortgage Loans 4.6%          CPR increasing to 23% CPR over 12 months and 23% CPR thereafter.
Adjustable-Rate Mortgage Loans          2% CPR in month 1, building linearly to 30% CPR in month 12, remaining at 30% CPR through month 22, 50% CPR from month 23 to 27 and 35% CPR in month 28 and thereafter.
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MASTR ASSET BACLED SECURITIES TRUST 2006-AM1                   [GRAPHIC OMITTED]
MORTGAGE LOAN ASSET-BACKED CERTIFICATES
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                             TRANSACTION HIGHLIGHTS
--------------------------------------------------------------------------------

o The Mortgage Loans consist of subprime fixed and adjustable rate, fully-amortizing and balloon, interest-only, first and second lien residential Mortgage Loans originated by Aames Capital Corp.

o        The transaction consists of a Senior / Mezz / OC structure.

o The Credit Enhancement for the Certificates will be provided through Subordination, Overcollateralization of approximately 2.85% of the mortgage balance as of the Cut-off Date, Excess Spread, Interest Rate Swap and Interest Rate Cap.

o        The Mortgage Loans will be serviced by Ocwen Loan Servicing ("Ocwen").
         As a primary residential servicer of subprime mortgage loans, Ocwen is rated SQ2- (Moody's) and Strong (S&P).

o None of the Mortgage Loans will be covered by Mortgage Insurance. o None of the Mortgage Loans are classified as "High Cost" loans.

o The Class A and Class M Certificates (other than the Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates and Class M-12 Certificates) are expected to be ERISA eligible, subject to certain investor-based qualifications.

o        None of the Certificates will be SMMEA eligible.

o All numbers and percentages herein relating to the Mortgage Loans are as of the Cut-off Date. o The Offered Certificates will be registered under a registration statement filed with the Securities and Exchange Commission.

o        Bloomberg: MABS 2006-AM1

o        Intex: MABS06AM1

                                      ---------------------------------------------------
MORTGAGE POOL SUMMARY                             MABS 2006-AM1 MORTGAGE LOANS
                                      ---------------------------------------------------
                                       ADJUSTABLE RATE      FIXED RATE        AGGREGATE
-----------------------------------------------------------------------------------------
CUT-OFF DATE BALANCE                      $360,530,712      $63,281,099     $423,811,810
NUMBER OF LOANS
                                                 1,855              834            2,689
AVERAGE LOAN BALANCE                          $194,356          $75,877         $157,609
WTD. AVG. GROSS COUPON                          7.273%           7.927%           7.371%
WTD. AVG. NET COUPON((1))                       6.753%           7.408%           6.851%
WTD. AVG. FICO
                                                   619              628              621
WTD. AVG. ORIGINAL LTV                          78.33%           83.13%           79.05%
WTD. AVG. STATED REM TERM (MONTHS)
                                                   356              295              347
WTD. AVG. SEASONING (MONTHS)                                          4
                                                     4                                 4
WTD. AVG. MONTHS TO NEXT ADJ. DATE                  29              N/A               29
WTD. AVG. MARGIN                                5.631%              N/A           5.631%
WTD. AVG. INITIAL RATE CAP                      2.676%              N/A           2.676%
WTD. AVG. PERIODIC RATE CAP                     1.000%              N/A           1.000%
WTD. AVG. MAXIMUM RATE                         13.052%              N/A          13.052%
WTD. AVG. MINIMUM RATE                          7.273%              N/A           7.273%
-----------------------------------------------------------------------------------------

(1) The Net Mortgage Rates shown assume a Servicing Fee Rate of 0.500% per annum, a Master Servicing Fee Rate of 0.0095% and a Credit Risk Manager Fee Rate of 0.010% per annum as described under the "Administrative Fees" section.

--------------------------------------------------------------------------------
MASTR ASSET BACLED SECURITIES TRUST 2006-AM1                   [GRAPHIC OMITTED]
MORTGAGE LOAN ASSET-BACKED CERTIFICATES
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              TRANSACTION OVERVIEW
--------------------------------------------------------------------------------
ISSUER:                           MASTR Asset Backed Securities Trust 2006-AM1.

DEPOSITOR:                        Mortgage Asset Securitization Transactions,
                                  Inc.

SPONSOR:                          Ocwen Mortgage Asset Trust I

ORIGINATOR:                       Aames Capital Corp.

MASTER SERVICER:                  Wells Fargo Bank, N.A.

SERVICER:                         Ocwen Loan Servicing, LLC.

SERVICER RATING:                  Primary Servicer: SQ2- (Moody's) and Strong
                                  (S&P).

CREDIT RISK MANAGER:              Risk Management Group.

TRUSTEE:                          US Bank, N.A

TRUST ADMINISTRATOR:              Wells Fargo Bank, N.A.

SWAP PROVIDER:                    Bear Stearns Financial Products Inc.

CAP PROVIDER:                     Bear Stearns Financial Products Inc.

UNDERWRITER:                      UBS Securities LLC.

CLASS A CERTIFICATES:             The Class A-1 Certificates, Class A-2
                                  Certificates, Class A-3 Certificates and Class
                                  A-4 Certificates.

CLASS M CERTIFICATES:             The Class M-1 Certificates, Class M-2
                                  Certificates, Class M-3 Certificates, Class
                                  M-4 Certificates, Class M-5 Certificates,
                                  Class M-6 Certificates, Class M-7
                                  Certificates, Class M-8 Certificates, Class
                                  M-9 Certificates, Class M-10 Certificates,
                                  Class M-11 Certificates and Class M-12
                                  Certificates.

OFFERED CERTIFICATES:             The Class A-1 Certificates, Class A-2
                                  Certificates, Class A-3 Certificates, Class
                                  A-4 Certificates, Class M-1 Certificates,
                                  Class M-2 Certificates, Class M-3
                                  Certificates, Class M-4 Certificates, Class
                                  M-8 Certificates, Class M-9 Certificates,
                                  Class M-10 Certificates and Class M-11
                                  Certificates.

NON-OFFERED                       CERTIFICATES: The Class M-5 Certificates,
                                  Class M-6 Certificates, Class M-7 Certificates and Class M-12 Certificates.

RETAINED CERTIFICATES:            The Class CE Certificates, Class P
                                  Certificates, Class R Certificates and Class
                                  R-X Certificates.

COLLATERAL:                       As of February 1, 2006, the Mortgage Loans
                                  will consist of approximately 2,689
                                  adjustable-rate and fixed-rate, first and second lien, mortgage loans totaling approximately $423,811,810.

ERISA: The Class A and the Class M Certificates (other than the Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates and Class M-12 Certificates) are expected to be ERISA eligible, subject to certain investor-based qualifications.

SMMEA: None of the Certificates will constitute "mortgage related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA").

TAXATION:                         Designated portions of the Trust will be
                                  established as one or more REMICs for federal income tax purposes.

FORM OF REGISTRATION:             Book-entry form through DTC, Clearstream and
                                  Euroclear.

MINIMUM DENOMINATIONS:            $25,000 and integral multiples of $1 in excess
                                  thereof.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MASTR ASSET BACLED SECURITIES TRUST 2006-AM1                   [GRAPHIC OMITTED]
MORTGAGE LOAN ASSET-BACKED CERTIFICATES
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              TRANSACTION OVERVIEW
--------------------------------------------------------------------------------
EXPECTED PRICING DATE:            February [17], 2006

EXPECTED CLOSING DATE:            February 27, 2006

LEGAL FINAL MATURITY DATE:        December 25, 2035

CUT-OFF DATE:                     February 1, 2006

RECORD DATE:                      The business day immediately preceding each
                                  Distribution Date.

DISTRIBUTION DATE:                The 25th day of each month (or if such 25th
                                  day is not a business day, the next succeeding business day) commencing in March 2006.

DETERMINATION DATE:               The Determination Date with respect to any
                                  Distribution Date is on the 15th day of the month in which the Distribution Date occurs or, if such day is not a business day, the business day immediately preceding such 15th day.

DUE PERIOD:                       The Due Period with respect to any
                                  Distribution Date commences on the second day of the month immediately preceding the month in which the Distribution Date occurs and ends on the first day of the month in which the Distribution Date occurs.

PREPAYMENT PERIOD:                The Prepayment Period with respect to any
                                  Distribution Date commences on the 16th day of the calendar month preceding the month in which the related Distribution Date occurs or, in the case of the first Distribution Date, from February 1, 2006) and ending on the 15th day of the calendar month in which such Distribution Date occurs for principal prepayments in full, and the calendar month preceding the month in which such Distribution
                                  Date occurs for any partial prepayments.

INTEREST ACCRUAL PERIOD:          Interest will initially accrue from the
                                  Closing Date to (but excluding) the first
                                  Distribution Date, and thereafter, from the prior Distribution Date to (but excluding) the current Distribution Date based on an actual/360 day basis. The Class A Certificates and the Class M Certificates will initially settle flat (no accrued interest).

OPTIONAL TERMINATION:             The Master Servicer (or if the Master Servicer
                                  fails to exercise its option, the NIMS
                                  Insurer, if any), may purchase all of the Mortgage Loans and REO properties and retire the certificates on or after the Optional
                                  Termination Date.

OPTIONAL TERMINATION DATE:        The first Distribution Date on which the
                                  aggregate principal balance of the Mortgage
                                  Loans, after giving effect to distributions to be made on that Distribution Date, is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

NET MONTHLY EXCESS CASHFLOW:      For any Distribution Date, the sum of (x) any
                                  Overcollateralization Reduction Amount and (y)
                                  the excess of the Available Funds, net of any
                                  Net Swap Payment or Swap Termination Payment
                                  owed to the Swap Provider (other than certain
                                  swap termination payments resulting from an
                                  event of default or certain termination events
                                  with respect to the Swap Provider), if any,
                                  over the sum of (i) the monthly interest
                                  accrued and any unpaid interest on the Class A
                                  Certificates and the monthly interest accrued
                                  on the Class M Certificates and (ii) the
                                  principal remittance amount.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
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MORTGAGE LOAN ASSET-BACKED CERTIFICATES
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                               CREDIT ENHANCEMENT
--------------------------------------------------------------------------------
CREDIT ENHANCEMENT:               1)  Excess Spread
                                  2)  Net Swap Payments received from the Swap
                                      Provider
                                  3)  Interest Rate Cap
                                  4)  Overcollateralization ("OC")
                                  5)  Subordination

OVERCOLLATERALIZATION TARGET      With respect to any Distribution Date,  (i)
AMOUNT:                           prior to the Stepdown Date an amount equal to
                                  approximately 2.85% of the aggregate
                                  outstanding principal balance of the Mortgage
                                  Loans as of the Cut-off Date (ii) on or after Stepdown Date if there is no Trigger Event, approximately 5.70% of the then current aggregate outstanding principal balance of the Mortgage Loans but not less than 0.50% of the balance of the Mortgage Loans as of the Cut-off Date, and (iii) if a Trigger Event is in effect, the Overcollateralization Target
                                  Amount for the immediately preceding
                                  Distribution Date. The Overcollateralization
                                  Target Amount for the Class A Certificates and
                                  Class M Certificates will be fully funded on the Closing Date.

OVERCOLLATERALIZATION REDUCTION   With respect to any Distribution Date, the
AMOUNT:                           lesser of (A) the principal remittance amount
                                  on such Distribution Date and (B) the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the principal remittance amount on such Distribution Date has been distributed) over
                                  (ii) the Overcollateralization Target Amount for such Distribution Date.

STEPDOWN DATE:                    The earlier to occur of (i) the first
                                  Distribution Date on which the aggregate
                                  Certificate Principal Balance of the Class A
                                  Certificates has been reduced to zero and (ii) the later to occur of (A) the Distribution
                                  Date in March 2009 and (B) the date that the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage
                                  Loans, but prior to any distributions of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on such
                                  Distribution Date) for the Class A
                                  Certificates is greater than or equal to approximately 47.70%.

CREDIT ENHANCEMENT PERCENTAGE:    The Credit Enhancement Percentage for any
                                  class and any Distribution Date is the
                                  percentage obtained by dividing (x) the
                                  aggregate Certificate Principal Balance of the class or classes subordinate thereto
                                  (including the OC) by (y) the aggregate
                                  principal balance of the Mortgage Loans, calculated after taking into account distributions of principal on the Mortgage
                                  Loans and distribution of the Principal
                                  Distribution Amount to the holders of the certificates then entitled to distributions of Principal Distribution Amount on the
                                  Distribution Date.

                         CREDIT ENHANCEMENT PERCENTAGE
                         -----------------------------
CLASS                       AS OF CLOSING DATE               AFTER STEPDOWN DATE
-----                       ------------------               -------------------
 A                                23.85%                            47.70%
 M-1                              20.20%                            40.40%
 M-2                              16.75%                            33.50%
 M-3                              14.60%                            29.20%
 M-4                              12.80%                            25.60%
 M-5                              11.00%                            22.00%
 M-6                              9.45%                             18.90%
 M-7                              8.00%                             16.00%
 M-8                              6.70%                             13.40%
 M-9                              5.70%                             11.40%
M-10                              4.65%                             9.30%
M-11                              3.75%                             7.50%
M-12                              2.85%                             5.70%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
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MORTGAGE LOAN ASSET-BACKED CERTIFICATES
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                               CREDIT ENHANCEMENT
--------------------------------------------------------------------------------
TRIGGER EVENT:                    With respect to any Distribution Date on or
                                  after the Stepdown Date, a Trigger Event is in effect if:

                                  (a)     the percentage obtained by dividing
                                          (x) the aggregate Stated Principal
                                          Balance of (i) Mortgage Loans
                                          Delinquent 60 days or more, (ii) REO
                                          Properties and (iii) Mortgage Loans in
                                          foreclosure and in bankruptcy by (y)
                                          the aggregate Stated Principal Balance
                                          of the Mortgage Loans, in each case,
                                          calculated prior to taking into
                                          account payments of principal on the
                                          Mortgage Loans due on the related Due
                                          Date or received during the related
                                          Prepayment Period, exceeds a
                                          percentage (as specified in the
                                          Pooling and Servicing Agreement) of
                                          the Credit Enhancement Percentage. In
                                          the case of the Class A Certificates,
                                          the percentage will be [33.54]%; or

                                  (b) the aggregate amount of realized loss incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the approximate applicable percentages as set forth below with respect to such Distribution Date:

PAYMENT DATE OCCURRING IN         PERCENTAGE
-------------------------         ----------

March 2008 through               [1.55%] for the first month, plus an additional
February 2009                    1/12th of [1.95%] for each month thereafter
March 2009 through               [3.50%] for the first month, plus an additional
February 2010                    1/12th of [1.25%] for each month thereafter
March 2010 through               [4.75%] for the first month, plus an additional
February 2011                    1/12th of [1.00%] for each month thereafter
March 2011 through               [5.75%] for the first month, plus an additional
February2012                     1/12th of [0.25%] for each month thereafter
March 2012 and thereafter        [6.00%]
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                              PAYMENT OF INTEREST
--------------------------------------------------------------------------------
INTEREST PAYMENT PRIORITY:        On each Distribution Date, the Interest
                                  Remittance Amounts will be distributed in the following order of priority:

                                  (i)     from Interest Remittance Amount, to
                                          pay any Net Swap Payment or Swap
                                          Termination Payment owed to the Swap
                                          Provider (other than certain swap
                                          termination payments resulting from an
                                          event of default or certain
                                          termination events with respect to the
                                          swap provider);

                                  (ii) from the remaining Interest Remittance Amount, to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates pro rata, the Senior Interest Distribution Amount;

                                  (iii)   to the holders of the Class M-1
                                          Certificates, the Interest
                                          Distribution Amount for such class;

                                  (iv)    to the holders of the Class M-2
                                          Certificates, the Interest
                                          Distribution Amount for such class;

                                  (v)     to the holders of the Class M-3
                                          Certificates, the Interest
                                          Distribution Amount for such class;

                                  (vi)    to the holders of the Class M-4
                                          Certificates, the Interest
                                          Distribution Amount for such class;

                                  (vii)   to the holders of the Class M-5
                                          Certificates, the Interest
                                          Distribution Amount for such class;

                                  (viii)  to the holders of the Class M-6
                                          Certificates, the Interest
                                          Distribution Amount for such class;

                                  (ix)    to the holders of the Class M-7
                                          Certificates, the Interest
                                          Distribution Amount for such class;

                                  (x)     to the holders of the Class M-8
                                          Certificates, the Interest
                                          Distribution Amount for such class;

                                  (xi)    to the holders of the Class M-9
                                          Certificates, the Interest
                                          Distribution Amount for such class;

                                  (xii)   to the holders of the Class M-10
                                          Certificates, the Interest
                                          Distribution Amount for such class;

                                  (xiii)  to the holders of the Class M-11
                                          Certificates, the Interest
                                          Distribution Amount for such class;
                                          and

                                  (xiv)   to the holders of the Class M-12
                                          Certificates, the Interest
                                          Distribution Amount for such class.

SERVICING ADVANCES:               The Servicer is required to advance delinquent
                                  payments of principal and interest on the Mortgage Loans to the extent such amounts are deemed recoverable. The Servicer is entitled to reimbursement for these advances, and therefore these advances are not a form of credit enhancement.

PASS-THROUGH RATE:                The Pass-Through Rate on any Distribution Date
                                  with respect to each class of Certificates will equal the lesser of (a) the related
                                  Formula Rate for such distribution date and
                                  (b) the Net WAC Rate Cap for such Distribution
                                  Date.

FORMULA RATE:                     The Formula Rate for each class of
                                  Certificates will equal the lesser of (a)
                                  1-Month LIBOR as of the related LIBOR
                                  Determination Date plus the applicable
                                  certificate margin and (b) the related Maximum
                                  Cap Rate.

ADMINISTRATIVE FEES:              The Servicing Fee calculated at the Servicing
                                  Fee Rate of 0.500% per annum, the Master
                                  Servicing Fee calculated at the Master
                                  Servicing Fee Rate of 0.0095% per annum and
                                  the Credit Risk Manager Fee calculated at the
                                  Credit Risk Manager Fee Rate of 0.010% per
                                  annum. Administrative Fees will be paid
                                  monthly based on the stated principal balance
                                  of the Mortgage Loans.
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                              PAYMENT OF INTEREST
--------------------------------------------------------------------------------
EXPENSE ADJUSTED NET MORTGAGE     The per annum rate equal to the weighted
RATES:                            average of the mortgage rates of each Mortgage
                                  Loan minus (a) the Master Servicing Fee Rate,
                                  (b) the Servicing Fee Rate and (c) the Credit
                                  Risk Manager Fee Rate.

EXPENSE ADJUSTED NET MAXIMUM      The per annum rate equal to the weighted
MORTGAGE RATE:                    average of the maximum mortgage rates (or the
                                  mortgage rate for such Mortgage Loan in the case of the fixed-rate Mortgage Loans) of each Mortgage Loan minus the sum of (a) the Master
                                  Servicing Fee Rate, (b) the Servicing Fee Rate and (c) the Credit Risk Manager Fee Rate.

INTEREST DISTRIBUTION AMOUNT:     The Interest Distribution Amount for each of
                                  the Class A and Class M Certificates on any
                                  Distribution Date will be equal to interest accrued during the related Interest Accrual
                                  Period on the Certificate Principal Balance of that class immediately prior to such Distribution Date at the then applicable
                                  Pass-Through Rate for such class and reduced
                                  (to not less than zero), in the case of each such class, by the allocable share, if any, for such class of Prepayment Interest
                                  Shortfalls not covered by Compensating
                                  Interest and shortfalls resulting from the application of the Relief Act in each case to the extent not allocated to interest accrued on the Class CE Certificates.

SENIOR INTEREST DISTRIBUTION      The Senior Interest Distribution Amount with
AMOUNT:                           respect to the Class A Certificates on any
                                  Distribution Date will be equal to the sum of the Interest Distribution Amount for such Distribution Date and the Interest Carry
                                  Forward Amount, if any, for that Distribution
                                  Date.

NET WAC RATE CAP:                 The per annum rate (subject to adjustment
                                  based on the actual number of days elapsed in the related Interest Accrual Period) equal to the (x) weighted average of the Expense
                                  Adjusted Net Mortgage Rates of the Mortgage
                                  Loans minus (y) the product of (i) Net Swap
                                  Payment or Swap Termination Payment owed to the Swap Provider (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider) expressed as a percentage, equal to a fraction, the numerator of which is equal to the Net Swap Payment or Swap Termination Payment made to the Swap
                                  Provider and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans and (ii) 12 (the "Net Swap
                                  Payment Rate").

BASIS RISK SHORTFALL:             Because all of the adjustable-rate Mortgage
                                  Loans are based on six-month LIBOR, with most having delayed first adjustments, and because the pass-through rates on the Class A and Class M Certificates are based on one-month
                                  LIBOR, the application of the Net WAC Rate Cap could result in shortfalls of interest otherwise payable to such Certificates in certain periods. This may also occur if six-month LIBOR and one-month LIBOR rise quickly since the Mortgage Pool cash flows are constrained by interim caps. If Basis Risk
                                  Shortfalls occur, they will be carried forward
                                  (a "Net WAC Rate Carryover Amount") and such shortfalls will be paid on a subordinated basis on the same Distribution Date or on any subsequent Distribution Date.

MAXIMUM CAP RATE:                 The Maximum Cap Rate for any Distribution Date
                                  and each Class A and Class M Certificate is
                                  calculated in the same manner as the Net WAC
                                  Rate Cap, but based on the Expense Adjusted
                                  Net Maximum Mortgage Rates of the applicable
                                  Mortgage Loans rather than the Expense
                                  Adjusted Net Mortgage Rates of the applicable
                                  Mortgage Loans, plus, the product of (a) a
                                  fraction, the numerator of which is equal to
                                  the sum of the Net Swap Payment made by the
                                  Swap Provider and the Interest Rate Cap
                                  Payment, and the denominator of which is equal
                                  to the aggregate principal balance of the
                                  Mortgage Loans and (b) 12.
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                              PAYMENT OF INTEREST
--------------------------------------------------------------------------------
NET WAC RATE CARRYOVER AMOUNT:    For any Distribution Date, (i) the excess of
                                  (a) the amount of interest such class would have accrued for such Distribution Date had the applicable Pass-Through Rate not been subject to the Net WAC Rate Cap, over (b) the amount of interest such class of Certificates accrued for such Distribution Date based on the Net WAC Rate Cap, together with the unpaid portion of any such amounts from the prior
                                  Distribution Date and (ii) accrued interest thereon at the then applicable Pass-Through
                                  Rate, without giving effect to the Net WAC
                                  Rate Cap. The Net WAC Rate Carryover Amount will be distributed from certain amounts received from the Swap Agreement, Interest
                                  Rate Cap, and from the Net Monthly Excess
                                  Cashflow on a subordinated basis on the same
                                  Distribution Date or in any subsequent period.
                                  The ratings on each class of Certificates do not address the likelihood of the payment of any Net WAC Rate Carryover Amount.

SWAP AGREEMENT:                   On the Closing Date, the Trust Administrator
                                  will enter into a Swap Agreement with an initial notional amount of $406,218,000. Under the Swap Agreement, on each distribution date, the Trust will be obligated to pay an amount equal to 4.755% per annum on the notional amount as set forth in the Swap Agreement to the Swap Provider and the Trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement from the Swap
                                  Provider, until the Swap Agreement is
                                  terminated. Only the net amount of the two obligations will be paid by the appropriate party ("Net Swap Payment"). See the attached schedule. Generally, the Net Swap Payment will be deposited into a swap account (the "Swap
                                  Account") by the Swap Administrator pursuant to the Pooling and Servicing Agreement and a swap administration agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.
                                  On each Distribution Date, amounts in deposit in the Swap Account will be distributed as follows:

                                  (i)     from the Swap Account, to pay any
                                          unpaid interest on the Class A
                                          Certificates, PRO RATA, including any
                                          accrued unpaid interest from a prior
                                          Distribution Date and then to pay any
                                          unpaid interest including any accrued
                                          unpaid interest from prior
                                          Distribution Dates to the Class M
                                          Certificates, sequentially;

                                  (ii)    from the Swap Account, to pay any
                                          principal first, on the Class A
                                          Certificates, PRO RATA, and second, on
                                          the Class M Certificates,
                                          sequentially, in accordance with the
                                          principal payment provisions described
                                          above in an amount necessary to
                                          maintain the applicable
                                          Overcollateralization Target Amount;

                                  (iii)   from the Swap Account, to pay any
                                          Realized Losses remaining on the Class
                                          M Certificates, sequentially;

                                  (iv) from the Swap Account, to pay the Net WAC Rate Carryover Amount on the Class A and Class M Certificates remaining unpaid; and

                                  (v)     from the Swap Account, to pay the
                                          Class CE Certificates as provided in
                                          the Pooling and Servicing Agreement.

INTEREST RATE CAP AGREEMENT:      On each Distribution Date, amounts will be
                                  distributed as follows in each case after application of amounts received from the Swap
                                  Agreement:

                                  (i)     to pay any unpaid interest on the
                                          Class A Certificates, PRO RATA,
                                          including any accrued unpaid interest
                                          from a prior Distribution Date and
                                          then to pay any unpaid interest
                                          including any accrued unpaid interest
                                          from prior Distribution Dates to the
                                          Class M Certificates, sequentially;

                                  (ii)    to pay any principal first, on the
                                          Class A Certificates, PRO RATA, and
                                          second, on the Class M Certificates,
                                          sequentially, in accordance with the
                                          principal payment provisions described
                                          above in an amount necessary to
                                          maintain the applicable
                                          Overcollateralization Target Amount;

                                  (iii)   to pay any Realized Losses remaining
                                          on the Class M Certificates,
                                          sequentially;

                                  (iv)    to pay the Net WAC Rate Carryover
                                          Amount on the Class A and Class M
                                          Certificates remaining unpaid; and

                                  (v)     to pay the Class CE Certificates as
                                          provided in the Pooling and Servicing
                                          Agreement.
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                              PAYMENT OF INTEREST
--------------------------------------------------------------------------------
PRINCIPAL PAYMENT PRIORITY:       On each Distribution Date (a) prior to the
                                  Stepdown Date or (b) on which a Trigger Event is in effect, the Principal Distribution
                                  Amount shall be distributed as follows:

                                  (i) from principal remittance, to pay any Net Swap Payment or the Swap
                                          Termination Payment to the Swap
                                          Provider (other than certain Swap
                                          Termination Payments resulting from an
                                          event of default or certain
                                          termination events with respect to the
                                          Swap Provider);

                                  (ii)    SEQUENTIALLY, to the holders of the
                                          Class A-1 Certificates, Class A-2
                                          Certificates, Class A-3 Certificates
                                          and Class A-4 Certificates, in that
                                          order, until the Certificate Principal
                                          Balances have been reduced to zero;

                                  (iii)   to the holders of the Class M-1
                                          Certificates, any Principal
                                          Distribution Amount remaining after
                                          the payment of (i) and (ii) above
                                          until the Certificate Principal
                                          Balance thereof has been reduced to
                                          zero;

                                  (iv)    to the holders of the Class M-2
                                          Certificates, any Principal
                                          Distribution Amount remaining after
                                          the payment of (i), (ii) and (iii)
                                          above until the Certificate Principal
                                          Balance thereof has been reduced to
                                          zero;

                                  (v)     to the holders of the Class M-3
                                          Certificates, any Principal
                                          Distribution Amount remaining after
                                          the payment of (i), (ii), (iii) and
                                          (iv) above until the Certificate
                                          Principal Balance thereof has been
                                          reduced to zero;

                                  (vi)    to the holders of the Class M-4
                                          Certificates, any Principal
                                          Distribution Amount remaining after
                                          the payment of (i), (ii), (iii), (iv)
                                          and (v) above until the Certificate
                                          Principal Balance thereof has been
                                          reduced to zero;

                                  (vii)   to the holders of the Class M-5
                                          Certificates, any Principal
                                          Distribution Amount remaining after
                                          the payment of (i), (ii), (iii), (iv),
                                          (v) and (vi) above until the
                                          Certificate Principal Balance thereof
                                          has been reduced to zero;

                                  (viii)  to the holders of the Class M-6
                                          Certificates, any Principal
                                          Distribution Amount remaining after
                                          the payment of (i), (ii), (iii), (iv),
                                          (v), (vi) and (vii) above until the
                                          Certificate Principal Balance thereof
                                          has been reduced to zero;

                                  (ix)    to the holders of the Class M-7
                                          Certificates, any Principal
                                          Distribution Amount remaining after
                                          the payment of (i), (ii), (iii), (iv),
                                          (v), (vi), (vii) and (viii) above
                                          until the Certificate Principal
                                          Balance thereof has been reduced to
                                          zero;

                                  (x)     to the holders of the Class M-8
                                          Certificates, any Principal
                                          Distribution Amount remaining after
                                          the payment of (i), (ii), (iii), (iv),
                                          (v), (vi), (vii), (viii) and (ix)
                                          above until the Certificate Principal
                                          Balance thereof has been reduced to
                                          zero;

                                  (xi)    to the holders of the Class M-9
                                          Certificates, any Principal
                                          Distribution Amount remaining after
                                          the payment of (i), (ii), (iii), (iv),
                                          (v), (vi), (vii), (viii), (ix) and (x)
                                          above until the Certificate Principal
                                          Balance thereof has been reduced to
                                          zero;

                                  (xii)   to the holders of the Class M-10
                                          Certificates, any Principal
                                          Distribution Amount remaining after
                                          the payment of (i), (ii), (iii), (iv),
                                          (v), (vi), (vii), (viii), (ix), (x)
                                          and (xi) above until the Certificate
                                          Principal Balance thereof has been
                                          reduced to zero;

                                  (xiii)  to the holders of the Class M-11
                                          Certificates, any Principal
                                          Distribution Amount remaining after
                                          the payment of (i), (ii), (iii), (iv),
                                          (v), (vi), (vii), (viii), (ix), (x),
                                          (xi) and (xii) above until the
                                          Certificate Principal Balance thereof
                                          has been reduced to zero; and

                                  (xiv)   to the holders of the Class M-12
                                          Certificates, any Principal
                                          Distribution Amount remaining after
                                          the payment of (i), (ii), (iii), (iv),
                                          (v), (vi), (vii), (viii), (ix), (x),
                                          (xi), (xii) and (xiii) above until the
                                          Certificate Principal Balance thereof
                                          has been reduced to zero.
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                              PAYMENT OF INTEREST
--------------------------------------------------------------------------------
PRINCIPAL PAYMENT PRIORITY:       On each Distribution Date (a) on or after the
(CONTINUED)                       Stepdown Date and (b) on which a Trigger Event
                                  is not in effect, the Principal Distribution
                                  Amount shall be distributed as follows:

                                  (i) from principal remittance, to pay any Net Swap Payment or the Swap
                                          Termination Payment to the Swap
                                          Provider (other than certain Swap
                                          Termination Payments resulting from an
                                          event of default or certain
                                          termination events with respect to the
                                          Swap Provider);

                                  (ii)    SEQUENTIALLY to the holders of the
                                          Class A-1 Certificates, Class A-2
                                          Certificates, Class A-3 Certificates
                                          and Class A-4 Certificates, in that
                                          order, up to the Class A Principal
                                          Distribution Amount, until the
                                          Certificate Principal Balances thereof
                                          have been reduced to zero;

                                  (iii)   to the holders of the Class M-1
                                          Certificates, the Class M-1 Principal
                                          Distribution Amount, until the
                                          Certificate Principal Balance thereof
                                          has been reduced to zero;

                                  (iv)    to the holders of the Class M-2
                                          Certificates, the Class M-2 Principal
                                          Distribution Amount, until the
                                          Certificate Principal Balance thereof
                                          has been reduced to zero;

                                  (v)     to the holders of the Class M-3
                                          Certificates, the Class M-3 Principal
                                          Distribution Amount, until the
                                          Certificate Principal Balance thereof
                                          has been reduced to zero;

                                  (vi)    to the holders of the Class M-4
                                          Certificates, the Class M-4 Principal
                                          Distribution Amount, until the
                                          Certificate Principal Balance thereof
                                          has been reduced to zero;

                                  (vii)   to the holders of the Class M-5
                                          Certificates, the Class M-5 Principal
                                          Distribution Amount, until the
                                          Certificate Principal Balance thereof
                                          has been reduced to zero; (viii) to
                                          the holders of the Class M-6
                                          Certificates, the Class M-6 Principal
                                          Distribution Amount, until the
                                          Certificate Principal Balance thereof
                                          has been reduced to zero;

                                  (ix)    to the holders of the Class M-7
                                          Certificates, the Class M-7 Principal
                                          Distribution Amount, until the
                                          Certificate Principal Balance thereof
                                          has been reduced to zero;

                                  (x)     to the holders of the Class M-8
                                          Certificates, the Class M-8 Principal
                                          Distribution Amount, until the
                                          Certificate Principal Balance thereof
                                          has been reduced to zero;

                                  (xi)    to the holders of the Class M-9
                                          Certificates, the Class M-9 Principal
                                          Distribution Amount, until the
                                          Certificate Principal Balance thereof
                                          has been reduced to zero;

                                  (xii)   to the holders of the Class M-10
                                          Certificates, the Class M-10 Principal
                                          Distribution Amount, until the
                                          Certificate Principal Balance thereof
                                          has been reduced to zero;

                                  (xiii)  to the holders of the Class M-11
                                          Certificates, the Class M-11 Principal
                                          Distribution Amount, until the
                                          Certificate Principal Balance thereof
                                          has been reduced to zero; and

                                  (xiv)   to the holders of the Class M-12
                                          Certificates, the Class M-12 Principal
                                          Distribution Amount, until the
                                          Certificate Principal Balance thereof
                                          has been reduced to zero.
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                              PAYMENT OF PRINCIPAL
--------------------------------------------------------------------------------
PRINCIPAL DISTRIBUTION AMOUNT:    The Principal Distribution Amount for any
                                  Distribution Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date;
                                  (ii) the principal portion of all proceeds received in respect of the repurchase of Mortgage Loans (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related
                                  Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans, and (iv) any Overcollateralization Increase
                                  Amount for such Distribution Date MINUS any
                                  Overcollateralization Reduction Amount for such Distribution Date.

CLASS A PRINCIPAL DISTRIBUTION    The "Class A Principal Distribution Amount" is
AMOUNT:                           an amount equal to the excess of (x) the
                                  aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 52.30% and
                                  (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related
                                  Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $2,119,059.

CLASS M-1 PRINCIPAL DISTRIBUTION  The "Class M-1 Principal Distribution Amount"
AMOUNT: is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 59.60% and
                                  (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $2,119,059.


CLASS M-2 PRINCIPAL DISTRIBUTION  The "Class M-2 Principal Distribution Amount"
AMOUNT: is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A and Class M-1 Certificates (after taking into account the payment of the Class A and Class M-1 Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 66.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $2,119,059.

CLASS M-3 PRINCIPAL DISTRIBUTION  The "Class M-3 Principal Distribution Amount"
AMOUNT: is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, and Class M-2 Certificates (after taking into account the payment of the Class A, Class M-1, and Class M-2 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 70.80% and
                                  (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $2,119,059.

CLASS M-4 PRINCIPAL DISTRIBUTION  The "Class M-4 Principal Distribution Amount"
AMOUNT: is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2 and Class M-3 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 74.40% and
                                  (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $2,119,059.

CLASS M-5 PRINCIPAL DISTRIBUTION  The "Class M-5 Principal Distribution Amount"
AMOUNT: is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 78.00% and
                                  (ii) the aggregate principal balance of the
                                  Mortgage Loans as of the last day of the
                                  related Due Period and (B) the aggregate
                                  principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $2,119,059.
--------------------------------------------------------------------------------

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MASTR ASSET BACLED SECURITIES TRUST 2006-AM1                   [GRAPHIC OMITTED]
MORTGAGE LOAN ASSET-BACKED CERTIFICATES
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PAYMENT OF PRINCIPAL
--------------------------------------------------------------------------------

CLASS M-6 PRINCIPAL               The "Class M-6 Principal Distribution Amount"
DISTRIBUTION AMOUNT:              is an amount equal to the excess of (x) the
                                  sum of (i) the aggregate Certificate Principal
                                  Balance of the Class A, Class M-1, Class M-2,
                                  Class M-3, Class M-4 and Class M-5
                                  Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2,
                                  Class M-3, Class M-4 and Class M-5 Principal
                                  Distribution Amounts on such Distribution
                                  Date) and (ii) the Certificate Principal
                                  Balance of the Class M-6 Certificates
                                  immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 81.10% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately
                                  $2,119,059.

CLASS M-7 PRINCIPAL               The "Class M-7 Principal Distribution Amount"
DISTRIBUTION AMOUNT:              is an amount equal to the excess of (x) the
                                  sum of (i) the aggregate Certificate Principal
                                  Balance of the Class A, Class M-1, Class M-2,
                                  Class M-3, Class M-4, Class M-5 and Class M-6
                                  Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2,
                                  Class M-3, Class M-4, Class M-5 and Class M-6
                                  Principal Distribution Amounts on such
                                  Distribution Date) and (ii) the Certificate
                                  Principal Balance of the Class M-7
                                  Certificates immediately prior to such
                                  Distribution Date over (y) the lesser of (A) the product of (i) approximately 84.00% and
                                  (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $2,119,059.

CLASS M-8 PRINCIPAL               The "Class M-8 Principal Distribution Amount"
DISTRIBUTION AMOUNT:              is an amount equal to the excess of (x) the
                                  sum of (i) the aggregate Certificate Principal
                                  Balance of the Class A, Class M-1, Class M-2,
                                  Class M-3, Class M-4, Class M-5, Class M-6 and
                                  Class M-7 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5,
                                  Class M-6 and Class M-7 Principal Distribution
                                  Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class
                                  M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 86.60% and
                                  (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $2,119,059.

CLASS M-9 PRINCIPAL               The "Class M-9 Principal Distribution Amount"
DISTRIBUTION AMOUNT:              is an amount equal to the excess of (x) the
                                  sum of (i) the aggregate Certificate Principal
                                  Balance of the Class A, Class M-1, Class M-2,
                                  Class M-3, Class M-4, Class M-5, Class M-6,
                                  Class M-7 and Class M-8 Certificates (after taking into account the payment of the Class
                                  A, Class M-1, Class M-2, Class M-3, Class M-4,
                                  Class M-5, Class M-6, Class M-7 and Class M-8
                                  Principal Distribution Amounts on such
                                  Distribution Date) and (ii) the Certificate
                                  Principal Balance of the Class M-9
                                  Certificates immediately prior to such
                                  Distribution Date over (y) the lesser of (A) the product of (i) approximately 88.60% and
                                  (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $2,119,059.

CLASS M-10 PRINCIPAL              The "Class M-10 Principal Distribution Amount"
DISTRIBUTION AMOUNT:              is an amount equal to the excess of (x) the
                                  sum of (i) the aggregate Certificate Principal
                                  Balance of the Class A, Class M-1, Class M-2,
                                  Class M-3, Class M-4, Class M-5, Class M-6,
                                  Class M-7, Class M-8 and Class M-9
                                  Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2,
                                  Class M-3, Class M-4, Class M-5, Class M-6,
                                  Class M-7, Class M-8 and Class M-9 Principal
                                  Distribution Amounts on such Distribution
                                  Date) and (ii) the Certificate Principal
                                  Balance of the Class M-10 Certificates
                                  immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 90.70% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately
                                  $2,119,059.

CLASS M-11 PRINCIPAL              The "Class M-11 Principal Distribution Amount"
DISTRIBUTION AMOUNT:              is an amount equal to the excess of (x) the
                                  sum of (i) the aggregate Certificate Principal
                                  Balance of the Class A, Class M-1, Class M-2,
                                  Class M-3, Class M-4, Class M-5, Class M-6,
                                  Class M-7, Class M-8, Class M-9 and Class M-10
                                  Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2,
                                  Class M-3, Class M-4, Class M-5, Class M-6,
                                  Class M-7, Class M-8, Class M-9 and Class M-10
                                  Principal Distribution Amounts on such
                                  Distribution Date) and (ii) the Certificate
                                  Principal Balance of the Class M-11
                                  Certificates immediately prior to such
                                  Distribution Date over (y) the lesser of (A) the product of (i) approximately 92.50% and
                                  (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $2,119,059.

CLASS M-12 PRINCIPAL              The "Class M-12 Principal Distribution Amount"
DISTRIBUTION AMOUNT:              is an amount equal to the excess of (x) the
                                  sum of (i) the aggregate Certificate Principal
                                  Balance of the Class A, Class M-1, Class M-2,
                                  Class M-3, Class M-4, Class M-5, Class M-6,
                                  Class M-7, Class M-8, Class M-9, Class M-10
                                  and Class M-11 Certificates (after taking into
                                  account the payment of the Class A, Class M-1,
                                  Class M-2, Class M-3, Class M-4, Class M-5,
                                  Class M-6, Class M-7, Class M-8, Class M-9,
                                  Class M-10 and Class M-11 Principal
                                  Distribution Amounts on such Distribution
                                  Date) and (ii) the Certificate Principal
                                  Balance of the Class M-12 Certificates
                                  immediately prior to such Distribution Date
                                  over (y) the lesser of (A) the product of (i)
                                  approximately 94.30% and (ii) the aggregate
                                  principal balance of the Mortgage Loans as of
                                  the last day of the related Due Period and (B)
                                  the aggregate principal balance of the
                                  Mortgage Loans as of the last day of the
                                  related Due Period minus approximately
                                  $2,119,059.
--------------------------------------------------------------------------------

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MASTR ASSET BACLED SECURITIES TRUST 2006-AM1                   [GRAPHIC OMITTED]
MORTGAGE LOAN ASSET-BACKED CERTIFICATES
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                           PAYMENT OF EXCESS CASHFLOW
--------------------------------------------------------------------------------
MONTHLY EXCESS CASHFLOW           With respect to any Distribution Date, any Net
DISTRIBUTIONS:                    Monthly Excess Cashflow shall be distributed
                                  as follows:

                                  (i) to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Overcollateralization Increase Amount, which shall be paid as part of the related Principal Distribution Amount;

                                  (ii)    to the holders of the Class M-1
                                          Certificates, in an amount equal to
                                          the Interest Carry Forward Amount
                                          allocable to such Certificates;

                                  (iii)   to the holders of the Class M-1
                                          Certificates, in an amount equal to
                                          the previously allocated Realized Loss
                                          Amounts;

                                  (iv)    to the holders of the Class M-2
                                          Certificates, in an amount equal to
                                          the Interest Carry Forward Amount
                                          allocable to such Certificates;

                                  (v)     to the holders of the Class M-2
                                          Certificates, in an amount equal to
                                          the previously allocated Realized Loss
                                          Amounts;

                                  (vi)    to the holders of the Class M-3
                                          Certificates, in an amount equal to
                                          the Interest Carry Forward Amount
                                          allocable to such Certificates;

                                  (vii)   to the holders of the Class M-3
                                          Certificates, in an amount equal to
                                          the previously allocated Realized Loss
                                          Amounts;

                                  (viii)  to the holders of the Class M-4
                                          Certificates, in an amount equal to
                                          the Interest Carry Forward Amount
                                          allocable to such Certificates;

                                  (ix)    to the holders of the Class M-4
                                          Certificates, in an amount equal to
                                          the previously allocated Realized Loss
                                          Amounts;

                                  (x)     to the holders of the Class M-5
                                          Certificates, in an amount equal to
                                          the Interest Carry Forward Amount
                                          allocable to such Certificates;

                                  (xi)    to the holders of the Class M-5
                                          Certificates, in an amount equal to
                                          the previously allocated Realized Loss
                                          Amounts;

                                  (xii)   to the holders of the Class M-6
                                          Certificates, in an amount equal to
                                          the Interest Carry Forward Amount
                                          allocable to such Certificates;

                                  (xiii)  to the holders of the Class M-6
                                          Certificates, in an amount equal to
                                          the previously allocated Realized Loss
                                          Amounts;

                                  (xiv)   to the holders of the Class M-7
                                          Certificates, in an amount equal to
                                          the Interest Carry Forward Amount
                                          allocable to such Certificates;

                                  (xv)    to the holders of the Class M-7
                                          Certificates, in an amount equal to
                                          the previously allocated Realized Loss
                                          Amounts;

                                  (xvi)   to the holders of the Class M-8
                                          Certificates, in an amount equal to
                                          the Interest Carry Forward Amount
                                          allocable to such Certificates;

                                  (xvii)  to the holders of the Class M-8
                                          Certificates, in an amount equal to
                                          the previously allocated Realized Loss
                                          Amounts;

                                  (xviii) to the holders of the Class M-9
                                          Certificates, in an amount equal to
                                          the Interest Carry Forward Amount
                                          allocable to such Certificates;

                                  (xix)   to the holders of the Class M-9
                                          Certificates, in an amount equal to
                                          the previously allocated Realized Loss
                                          Amounts;

                                  (xx)    to the holders of the Class M-10
                                          Certificates, in an amount equal to
                                          the Interest Carry Forward Amount
                                          allocable to such Certificates;

                                  (xxi)   to the holders of the Class M-10
                                          Certificates, in an amount equal to
                                          the previously allocated Realized Loss
                                          Amounts;

                                  (xxii)  to the holders of the Class M-11
                                          Certificates, in an amount equal to
                                          the Interest Carry Forward Amount
                                          allocable to such Certificates;

                                  (xxiii) to the holders of the Class M-11
                                          Certificates, in an amount equal to
                                          the previously allocated Realized Loss
                                          Amounts;

                                  (xxiv)  to the holders of the Class M-12
                                          Certificates, in an amount equal to
                                          the Interest Carry Forward Amount
                                          allocable to such Certificates;

                                  (xxv)   to the holders of the Class M-12
                                          Certificates, in an amount equal to
                                          the previously allocated Realized Loss
                                          Amounts;
--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                           PAYMENT OF EXCESS CASHFLOW
--------------------------------------------------------------------------------
MONTHLY EXCESS CASHFLOW           (xxvi)   to make payments to the Net WAC Rate
DISTRIBUTIONS: (CONTINUED)                 Carryover Reserve Account, to the
                                           extent required, to distribute to the
                                           holders of the Class A and the Class
                                           M Certificates any Net WAC Rate
                                           Carryover Amounts for such classes;

                                  (xxvii)  to the Swap Provider, any Swap
                                           Termination Payments resulting from
                                           an event of default or certain
                                           termination events with the respect
                                           to the Swap Provider; and

                                  (xxviii) to the holders of the Class CE, Class
                                           R and Class P Certificates as
                                           provided in the Pooling and Servicing
                                           Agreement.
--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                       DESCRIPTION OF THE TOTAL COLLATERAL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                           COLLATERAL SUMMARY
--------------------------------------------------------------------------------------------------------
Statistics for the adjustable-rate and fixed-rate mortgage loans listed below are based on their
February 1, 2006 scheduled balances respectively (except for FICO which is based at origination.)

                                                   SUMMARY STATISTICS           RANGE (IF APPLICABLE)
                                                   ------------------           ---------------------

NUMBER OF MORTGAGE LOANS:                                2,689

AGGREGATE CURRENT PRINCIPAL BALANCE:                  $423,811,810

AVERAGE CURRENT PRINCIPAL BALANCE:                      $157,609            $10,449      -      $579,821

AGGREGATE ORIGINAL PRINCIPAL BALANCE:                 $424,796,731

AVERAGE ORIGINAL PRINCIPAL BALANCE:                     $157,976            $20,000      -      $581,250

BALLOON LOANS                                            16.70%

FULLY AMORTIZING MORTGAGE LOANS:                         79.77%

INTEREST ONLY LOANS:                                     20.23%

1ST LIEN:                                                94.99%

WTD. AVG. GROSS COUPON:                                  7.371%              5.260%      -       12.350%

WTD. AVG. ORIGINAL TERM (MONTHS):                         351                 120        -         360

WTD. AVG. REMAINING TERM (MONTHS):                        347                 116        -         358

MARGIN (ARM LOANS ONLY):                                 5.631%              5.000%      -       6.950%

MAXIMUM INTEREST RATE (ARM LOANS ONLY):                 13.052%             10.260%      -       18.185%

MINIMUM INTEREST RATE (ARM LOANS ONLY):                  7.273%              5.260%      -       12.185%

WTD. AVG. ORIGINAL LTV(1):                               79.05%              21.69%      -       100.00%

WTD. AVG. BORROWER FICO:                                  621                 500        -         802

GEOGRAPHIC DISTRIBUTION (TOP 5):                Florida           27.96%
                                                California        17.16%
                                                Texas              8.23%
                                                New Jersey         6.32%
                                                New York           5.64%
--------------------------------------------------------------------------------------------------------

(1)      References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

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MASTR ASSET BACLED SECURITIES TRUST 2006-AM1                   [GRAPHIC OMITTED]
MORTGAGE LOAN ASSET-BACKED CERTIFICATES
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                     DESCRIPTION OF THE TOTAL MORTGAGE LOANS
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                          DISTRIBUTION BY CURRENT UNPAID PRINCIPAL BALANCE
------------------------------------------------------------------------------------------------------------------------------------
CURRENT UNPAID                                     % OF POOL BY    AVG.       WTD. AVG.   WTD. AVG.
PRINCIPAL             NUMBER     UNPAID PRINCIPAL   PRINCIPAL   PRINCIPAL      GROSS      ORIG. LTV    WTD. AVG.   % FULL     % 2ND
BALANCE ($)          OF LOANS      BALANCE ($)       BALANCE    BALANCE ($)   COUPON (%)     (%)         FICO     DOC LOAN     LIEN
------------------------------------------------------------------------------------------------------------------------------------
50,000 or less           461        15,169,105         3.58       32,905       9.646        99.31         640       21.09     100.00
50,001 - 100,000         421        34,621,127         8.17       82,235       8.095        79.26         614       22.66      17.57
100,001 - 150,000        540        67,875,184        16.02      125,695       7.478        77.74         612       27.46       0.00
150,001 - 200,000        507        88,465,384        20.87      174,488       7.228        76.88         617       25.65       0.00
200,001 - 250,000        307        68,402,263        16.14      222,809       7.075        77.97         624       23.80       0.00
250,001 - 300,000        200        54,972,621        12.97      274,863       7.189        78.20         622       14.09       0.00
300,001 - 350,000        117        37,752,457         8.91      322,671       7.156        79.70         621        9.23       0.00
350,001 - 400,000         64        23,847,653         5.63      372,620       7.134        79.11         620       17.46       0.00
400,001 - 450,000         35        14,770,384         3.49      422,011       7.087        80.17         635       13.78       0.00
450,001 - 500,000         28        13,215,698         3.12      471,989       7.040        81.25         637        3.60       0.00
500,001 - 550,000          8         4,140,114         0.98      517,514       6.789        83.01         663        0.00       0.00
550,001 - 600,000          1           579,821         0.14      579,821       8.480        73.58         574        0.00       0.00
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                 2,689       423,811,810       100.00      157,609       7.371        79.05         621       20.42       5.01

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MASTR ASSET BACLED SECURITIES TRUST 2006-AM1                   [GRAPHIC OMITTED]
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--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                     DESCRIPTION OF THE TOTAL MORTGAGE LOANS
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                    DISTRIBUTION BY GROSS COUPON
------------------------------------------------------------------------------------------------------------------------------------
                                                   % OF POOL BY    AVG.       WTD. AVG.   WTD. AVG.
                      NUMBER     UNPAID PRINCIPAL   PRINCIPAL   PRINCIPAL      GROSS      ORIG. LTV    WTD. AVG.   % FULL     % 2ND
GROSS COUPON (%)     OF LOANS      BALANCE ($)       BALANCE    BALANCE ($)   COUPON (%)     (%)         FICO     DOC LOAN     LIEN
------------------------------------------------------------------------------------------------------------------------------------
5.001 - 5.500             15         3,510,826         0.83      234,055       5.429        76.53         690       42.57       0.00
5.501 - 6.000             92        20,007,690         4.72      217,475       5.834        73.56         654       40.54       0.00
6.001 - 6.500            386        80,751,095        19.05      209,200       6.285        76.24         645       23.50       0.00
6.501 - 7.000            496        98,800,610        23.31      199,195       6.766        77.77         632       19.05       0.00
7.001 - 7.500            370        66,549,900        15.70      179,865       7.276        78.44         617       15.60       0.00
7.501 - 8.000            303        52,099,415        12.29      171,945       7.745        79.45         612       15.26       0.84
8.001 - 8.500            220        34,911,827         8.24      158,690       8.261        79.44         593       14.42       2.69
8.501 - 9.000            252        24,943,302         5.89       98,981       8.794        85.22         595       19.32      22.13
9.001 - 9.500            148        15,274,168         3.60      103,204       9.272        83.25         575       27.47      17.81
9.501 - 10.000           226        14,829,181         3.50       65,616       9.811        89.52         594       20.54      44.91
10.001 - 10.500           87         5,662,439         1.34       65,086      10.307        86.43         571       26.29      38.75
10.501 - 11.000           72         4,959,432         1.17       68,881      10.780        87.64         569       37.78      41.85
11.001 - 11.500            9           728,003         0.17       80,889      11.223        87.99         598        3.17      33.65
11.501 - 12.000           11           509,217         0.12       46,292      11.859        98.59         608       22.35      82.11
12.001 - 12.500            2           274,704         0.06      137,352      12.210        87.25         572       85.02      14.98
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                 2,689       423,811,810       100.00      157,609       7.371        79.05         621       20.42       5.01

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MASTR ASSET BACLED SECURITIES TRUST 2006-AM1                   [GRAPHIC OMITTED]
MORTGAGE LOAN ASSET-BACKED CERTIFICATES
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                     DESCRIPTION OF THE TOTAL MORTGAGE LOANS
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                        DISTRIBUTION BY FICO
------------------------------------------------------------------------------------------------------------------------------------
                                                   % OF POOL BY    AVG.       WTD. AVG.   WTD. AVG.
                      NUMBER     UNPAID PRINCIPAL   PRINCIPAL   PRINCIPAL      GROSS      ORIG. LTV    WTD. AVG.   % FULL     % 2ND
FICO                 OF LOANS      BALANCE ($)       BALANCE    BALANCE ($)   COUPON (%)     (%)         FICO     DOC LOAN     LIEN
------------------------------------------------------------------------------------------------------------------------------------
500 or less                4           898,569         0.21      224,642       9.748        78.13         500       58.67       0.00
501 - 520                 90        14,958,545         3.53      166,206       8.714        73.73         510       36.09       0.00
521 - 540                 88        16,334,744         3.85      185,622       8.456        74.82         531       30.17       0.00
541 - 560                111        19,197,589         4.53      172,951       8.093        78.04         552       37.42       0.27
561 - 580                181        31,395,321         7.41      173,455       7.912        78.41         570       29.28       0.67
581 - 600                427        62,152,126        14.67      145,555       7.383        79.50         591       21.42       5.64
601 - 620                477        69,851,069        16.48      146,438       7.496        79.14         610       19.90       5.08
621 - 640                449        70,909,414        16.73      157,927       7.220        79.93         630       16.10       5.79
641 - 660                352        55,158,613        13.01      156,701       6.948        79.61         651       17.79       6.51
661 - 680                194        31,038,228         7.32      159,991       6.907        80.56         669       12.96       7.95
681 - 700                129        20,644,849         4.87      160,038       6.766        79.93         689       14.97       7.22
701 - 720                 86        14,332,652         3.38      166,659       6.749        79.45         709       14.65       6.51
721 - 740                 45         7,797,277         1.84      173,273       6.517        77.75         731       10.48       6.20
741 - 760                 19         2,499,327         0.59      131,544       6.976        78.28         752        9.92       8.98
761 - 780                 27         4,334,303         1.02      160,530       6.885        83.22         769        0.00      13.64
781 - 800                  8         1,619,181         0.38      202,398       6.534        72.07         787       37.82       2.51
801 - 820                  2           690,000         0.16      345,000       8.066        70.25         801        0.00       0.00
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                 2,689       423,811,810       100.00      157,609       7.371        79.05         621       20.42       5.01


------------------------------------------------------------------------------------------------------------------------------------
                                                     DISTRIBUTION BY LIEN STATUS
------------------------------------------------------------------------------------------------------------------------------------
                                                   % OF POOL BY    AVG.       WTD. AVG.   WTD. AVG.
                      NUMBER     UNPAID PRINCIPAL   PRINCIPAL   PRINCIPAL      GROSS      ORIG. LTV    WTD. AVG.   % FULL     % 2ND
LIEN STATUS          OF LOANS      BALANCE ($)       BALANCE    BALANCE ($)   COUPON (%)     (%)         FICO     DOC LOAN     LIEN
------------------------------------------------------------------------------------------------------------------------------------
1                      2,133       402,560,393        94.99      188,730       7.250        77.98         619       20.50       0.00
2                        556        21,251,417         5.01       38,222       9.663        99.28         643       19.07     100.00
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                 2,689       423,811,810       100.00      157,609       7.371        79.05         621       20.42       5.01

--------------------------------------------------------------------------------
MASTR ASSET BACLED SECURITIES TRUST 2006-AM1                   [GRAPHIC OMITTED]
MORTGAGE LOAN ASSET-BACKED CERTIFICATES
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                     DESCRIPTION OF THE TOTAL MORTGAGE LOANS
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                   DISTRIBUTION BY ORIGINAL LTV(1)
------------------------------------------------------------------------------------------------------------------------------------
                                                   % OF POOL BY    AVG.       WTD. AVG.   WTD. AVG.
                      NUMBER     UNPAID PRINCIPAL   PRINCIPAL   PRINCIPAL      GROSS      ORIG. LTV    WTD. AVG.   % FULL     % 2ND
ORIGINAL LTV (%)     OF LOANS      BALANCE ($)       BALANCE    BALANCE ($)   COUPON (%)     (%)         FICO     DOC LOAN     LIEN
------------------------------------------------------------------------------------------------------------------------------------
50.00 or less             49         6,814,364         1.61      141,966       7.015        40.93         611       29.70       0.00
50.01 - 55.00             23         3,454,590         0.82      150,200       7.033        53.26         628       25.83       0.00
55.01 - 60.00             36         6,357,921         1.50      176,609       7.094        57.75         605       43.58       0.00
60.01 - 65.00             47         7,205,874         1.70      153,316       7.157        63.20         595       42.86       0.00
65.01 - 70.00            160        27,103,781         6.40      169,399       7.156        68.93         603       33.08       0.00
70.01 - 75.00            194        38,926,080         9.18      200,650       7.066        73.93         596       30.24       0.00
75.01 - 80.00          1,373       259,898,308        61.32      189,292       7.150        79.72         629       16.43       0.00
80.01 - 85.00            112        22,729,218         5.36      202,939       7.933        84.40         596       21.63       0.26
85.01 - 90.00            126        25,398,454         5.99      201,575       7.800        89.47         625       16.91       2.37
90.01 - 95.00             58         6,297,156         1.49      108,572       9.498        94.80         576       27.01      15.30
95.01 - 100.00           512        19,626,065         4.63       38,332       9.657        99.92         643       17.49     100.00
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                 2,689       423,811,810       100.00      157,609       7.371        79.05         621       20.42       5.01

(1)      References to loan-to-value are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.


------------------------------------------------------------------------------------------------------------------------------------
                                                   DISTRIBUTION BY DOCUMENTATION
------------------------------------------------------------------------------------------------------------------------------------
                                                   % OF POOL BY    AVG.       WTD. AVG.   WTD. AVG.
                      NUMBER     UNPAID PRINCIPAL   PRINCIPAL   PRINCIPAL      GROSS      ORIG. LTV    WTD. AVG.   % FULL     % 2ND
DOCUMENTATION        OF LOANS      BALANCE ($)       BALANCE    BALANCE ($)   COUPON (%)     (%)         FICO     DOC LOAN     LIEN
------------------------------------------------------------------------------------------------------------------------------------
Full Documentation     1,168       171,157,704        40.39      146,539       7.118        80.20         622        0.61       6.69
Full Documentation
  Plus                   595        85,527,732        20.18      143,744       7.283        77.08         605      100.00       4.74
Limited Documentation      4           890,039         0.21      222,510       7.877        83.87         559        0.00       0.00
Stated Documentation     922       166,236,334        39.22      180,300       7.673        78.84         628        0.00       3.46
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                 2,689       423,811,810       100.00      157,609       7.371        79.05         621       20.42       5.01


------------------------------------------------------------------------------------------------------------------------------------
                                                    DISTRIBUTION BY LOAN PURPOSE
------------------------------------------------------------------------------------------------------------------------------------
                                                   % OF POOL BY    AVG.       WTD. AVG.   WTD. AVG.
                      NUMBER     UNPAID PRINCIPAL   PRINCIPAL   PRINCIPAL      GROSS      ORIG. LTV    WTD. AVG.   % FULL     % 2ND
LOAN PURPOSE         OF LOANS      BALANCE ($)       BALANCE    BALANCE ($)   COUPON (%)     (%)         FICO     DOC LOAN     LIEN
------------------------------------------------------------------------------------------------------------------------------------
Cash Out Refi          1,333       227,577,238        53.70      170,726       7.376        76.86         607       28.79       3.16
Purchase               1,263       182,446,368        43.05      144,455       7.370        81.86         639        9.02       7.43
Rate & Term Refi          93        13,788,205         3.25      148,260       7.288        77.78         602       33.20       3.58
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                 2,689       423,811,810       100.00      157,609       7.371        79.05         621       20.42       5.01

--------------------------------------------------------------------------------
MASTR ASSET BACLED SECURITIES TRUST 2006-AM1                   [GRAPHIC OMITTED]
MORTGAGE LOAN ASSET-BACKED CERTIFICATES
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                     DESCRIPTION OF THE TOTAL MORTGAGE LOANS
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                    DISTRIBUTION BY PROPERTY TYPE
------------------------------------------------------------------------------------------------------------------------------------
                                                   % OF POOL BY    AVG.       WTD. AVG.   WTD. AVG.
                      NUMBER     UNPAID PRINCIPAL   PRINCIPAL   PRINCIPAL      GROSS      ORIG. LTV    WTD. AVG.   % FULL     % 2ND
PROPERTY TYPE        OF LOANS      BALANCE ($)       BALANCE    BALANCE ($)   COUPON (%)     (%)         FICO     DOC LOAN     LIEN
------------------------------------------------------------------------------------------------------------------------------------
Single Family          2,408       376,742,278        88.89      156,454       7.372        79.00         619       21.00       4.98
Condominium              194        27,531,749         6.50      141,916       7.360        80.94         645       16.07       8.16
MultiFamily               87        19,537,783         4.61      224,572       7.361        77.31         618       15.55       1.33
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                 2,689       423,811,810       100.00      157,609       7.371        79.05         621       20.42       5.01


------------------------------------------------------------------------------------------------------------------------------------
                                                  DISTRIBUTION BY OCCUPANCY STATUS
------------------------------------------------------------------------------------------------------------------------------------
                                                   % OF POOL BY    AVG.       WTD. AVG.   WTD. AVG.
                      NUMBER     UNPAID PRINCIPAL   PRINCIPAL   PRINCIPAL      GROSS      ORIG. LTV    WTD. AVG.   % FULL     % 2ND
OCCUPANCY STATUS     OF LOANS      BALANCE ($)       BALANCE    BALANCE ($)   COUPON (%)     (%)         FICO     DOC LOAN     LIEN
------------------------------------------------------------------------------------------------------------------------------------
Owner Occupied         2,649       417,654,572        98.55      157,665       7.362        79.05         620       20.23       5.09
Investor Occupied         37         5,799,644         1.37      156,747       7.956        78.71         635       35.95       0.00
Second Home                3           357,595         0.08      119,198       8.130        79.45         607        0.00       0.00
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                 2,689       423,811,810       100.00      157,609       7.371        79.05         621       20.42       5.01


------------------------------------------------------------------------------------------------------------------------------------
                                                        DISTRIBUTION BY STATE
------------------------------------------------------------------------------------------------------------------------------------
                                                   % OF POOL BY    AVG.       WTD. AVG.   WTD. AVG.
                      NUMBER     UNPAID PRINCIPAL   PRINCIPAL   PRINCIPAL      GROSS      ORIG. LTV    WTD. AVG.   % FULL     % 2ND
STATE                OF LOANS      BALANCE ($)       BALANCE    BALANCE ($)   COUPON (%)     (%)         FICO     DOC LOAN     LIEN
------------------------------------------------------------------------------------------------------------------------------------
Florida                  758       118,503,024        27.96      156,336       7.251        78.57         622       20.60       4.54
Southern California      222        56,465,272        13.32      254,348       7.098        77.78         634       10.08       3.62
Texas                    342        34,872,363         8.23      101,966       7.811        81.30         612       11.13       8.17
New Jersey               121        26,798,913         6.32      221,479       7.952        76.12         594       28.43       1.73
New York                  93        23,889,234         5.64      256,873       7.325        77.02         621       25.08       0.32
Northern California       60        16,252,734         3.83      270,879       6.959        78.36         628       14.39       1.41
Virginia                  83        14,978,111         3.53      180,459       7.391        78.38         628       27.73       3.37
Maryland                  67        13,311,609         3.14      198,681       7.417        77.68         603       29.71       2.75
Georgia                  119        12,621,160         2.98      106,060       7.580        82.62         631       17.72      12.31
Arizona                   75        11,734,183         2.77      156,456       7.054        76.31         623       40.60       6.85
Other                    749        94,385,208        22.27      126,015       7.439        81.18         620       22.80       7.39
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                 2,689       423,811,810       100.00      157,609       7.371        79.05         621       20.42       5.01

--------------------------------------------------------------------------------
MASTR ASSET BACLED SECURITIES TRUST 2006-AM1                   [GRAPHIC OMITTED]
MORTGAGE LOAN ASSET-BACKED CERTIFICATES
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                     DESCRIPTION OF THE TOTAL MORTGAGE LOANS
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                      DISTRIBUTION BY ZIP CODE
------------------------------------------------------------------------------------------------------------------------------------
                                                   % OF POOL BY    AVG.       WTD. AVG.   WTD. AVG.
                      NUMBER     UNPAID PRINCIPAL   PRINCIPAL   PRINCIPAL      GROSS      ORIG. LTV    WTD. AVG.   % FULL     % 2ND
ZIP CODE             OF LOANS      BALANCE ($)       BALANCE    BALANCE ($)   COUPON (%)     (%)         FICO     DOC LOAN     LIEN
------------------------------------------------------------------------------------------------------------------------------------
33024                     12         2,079,457         0.49      173,288       7.379        80.33         631       29.69       4.93
33068                     12         1,835,072         0.43      152,923       7.862        79.94         607       15.24       4.63
33009                      7         1,800,488         0.42      257,213       7.063        79.43         650        0.00       2.81
92503                      7         1,513,550         0.36      216,221       7.507        81.62         670        0.00      10.03
92336                      5         1,511,690         0.36      302,338       7.482        83.26         615       25.91       4.79
33177                     11         1,442,323         0.34      131,120       7.016        81.74         645       14.90      12.70
34953                      8         1,384,535         0.33      173,067       7.279        79.15         629       31.06       3.03
33027                      6         1,364,529         0.32      227,421       7.433        78.04         625       20.88       4.17
34120                      5         1,363,937         0.32      272,787       6.899        78.65         628       14.23       0.00
33411                      6         1,363,614         0.32      227,269       7.675        80.08         668       12.85       7.32
Other                  2,610       408,152,615        96.31      156,380       7.371        79.00         620       20.57       5.00
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                 2,689       423,811,810       100.00      157,609       7.371        79.05         621       20.42       5.01


------------------------------------------------------------------------------------------------------------------------------------
                                                    DISTRIBUTION BY ORIGINAL TERM
------------------------------------------------------------------------------------------------------------------------------------
                                                   % OF POOL BY    AVG.       WTD. AVG.   WTD. AVG.
ORIGINAL TERM         NUMBER     UNPAID PRINCIPAL   PRINCIPAL   PRINCIPAL      GROSS      ORIG. LTV    WTD. AVG.   % FULL     % 2ND
(MONTHS)             OF LOANS      BALANCE ($)       BALANCE    BALANCE ($)   COUPON (%)     (%)         FICO     DOC LOAN     LIEN
------------------------------------------------------------------------------------------------------------------------------------
180 or less              454        17,933,600         4.23       39,501       9.553        97.99         643       20.52      95.48
181 - 240                110         4,783,587         1.13       43,487       9.102        91.19         633       33.79      79.39
241 - 300                  8         1,027,274         0.24      128,409       7.358        71.40         614       61.85       0.00
301 - 360              2,117       400,067,350        94.40      188,978       7.252        78.07         620       20.15       0.08
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                 2,689       423,811,810       100.00      157,609       7.371        79.05         621       20.42       5.01


------------------------------------------------------------------------------------------------------------------------------------
                                                   DISTRIBUTION BY REMAINING TERM
------------------------------------------------------------------------------------------------------------------------------------
                                                   % OF POOL BY    AVG.       WTD. AVG.   WTD. AVG.
REMAINING TERM        NUMBER     UNPAID PRINCIPAL   PRINCIPAL   PRINCIPAL      GROSS      ORIG. LTV    WTD. AVG.   % FULL     % 2ND
(MONTHS)             OF LOANS      BALANCE ($)       BALANCE    BALANCE ($)   COUPON (%)     (%)         FICO     DOC LOAN     LIEN
------------------------------------------------------------------------------------------------------------------------------------
180 or less              454        17,933,600         4.23       39,501       9.553        97.99         643       20.52      95.48
181 - 240                110         4,783,587         1.13       43,487       9.102        91.19         633       33.79      79.39
241 - 300                  8         1,027,274         0.24      128,409       7.358        71.40         614       61.85       0.00
301 - 360              2,117       400,067,350        94.40      188,978       7.252        78.07         620       20.15       0.08
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                 2,689       423,811,810       100.00      157,609       7.371        79.05         621       20.42       5.01

--------------------------------------------------------------------------------
MASTR ASSET BACLED SECURITIES TRUST 2006-AM1                   [GRAPHIC OMITTED]
MORTGAGE LOAN ASSET-BACKED CERTIFICATES
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                     DESCRIPTION OF THE TOTAL MORTGAGE LOANS
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                    DISTRIBUTION BY PRODUCT TYPE
------------------------------------------------------------------------------------------------------------------------------------
                                                   % OF POOL BY    AVG.       WTD. AVG.   WTD. AVG.
                      NUMBER     UNPAID PRINCIPAL   PRINCIPAL   PRINCIPAL      GROSS      ORIG. LTV    WTD. AVG.   % FULL     % 2ND
PRODUCT TYPE         OF LOANS      BALANCE ($)       BALANCE    BALANCE ($)   COUPON (%)     (%)         FICO     DOC LOAN     LIEN
------------------------------------------------------------------------------------------------------------------------------------
2/6 Month LIBOR          981       177,178,967        41.81      180,611       7.633        77.71         597       24.45       0.00
2/6 Month LIBOR -
  40 yr                  152        33,740,017         7.96      221,974       6.954        77.97         634       20.06       0.00
2/6 Month LIBOR -
  60 Month IO            225        52,972,138        12.50      235,432       6.926        80.00         651        8.24       0.00
3/6 Month LIBOR           63        10,846,649         2.56      172,169       7.486        79.61         613       16.30       0.00
3/6 Month LIBOR -
  40 yr                   14         2,514,732         0.59      179,624       6.785        74.75         634       40.51       0.00
3/6 Month LIBOR -
  60 Month IO             14         3,546,360         0.84      253,311       6.927        81.49         633        4.85       0.00
5/6 Month LIBOR          213        39,209,102         9.25      184,080       7.048        77.66         626       12.04       0.00
5/6 Month LIBOR -
  40 yr                   48        11,323,611         2.67      235,909       6.802        79.72         638       25.82       0.00
5/6 Month LIBOR -
  60 Month IO            145        29,199,136         6.89      201,373       6.574        79.25         661       13.56       0.00
Fixed                    834        63,281,099        14.93       75,877       7.927        83.13         628       27.71      33.58
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                 2,689       423,811,810       100.00      157,609       7.371        79.05         621       20.42       5.01


------------------------------------------------------------------------------------------------------------------------------------
                                                 DISTRIBUTION BY PREPAYMENT PENALTY
------------------------------------------------------------------------------------------------------------------------------------
                                                   % OF POOL BY    AVG.       WTD. AVG.   WTD. AVG.
                      NUMBER     UNPAID PRINCIPAL   PRINCIPAL   PRINCIPAL      GROSS      ORIG. LTV    WTD. AVG.   % FULL     % 2ND
PREPAYMENT PENALTY   OF LOANS      BALANCE ($)       BALANCE    BALANCE ($)   COUPON (%)     (%)         FICO     DOC LOAN     LIEN
------------------------------------------------------------------------------------------------------------------------------------
0                        781       108,058,390        25.50      138,359       7.759        79.45         612       24.55       8.61
12                        47        10,727,563         2.53      228,246       7.113        77.09         629       22.58       1.35
24                     1,143       207,370,818        48.93      181,427       7.303        79.08         618       17.49       1.62
36                       718        97,655,040        23.04      136,010       7.113        78.74         634       21.85       8.65
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                 2,689       423,811,810       100.00      157,609       7.371        79.05         621       20.42       5.01


------------------------------------------------------------------------------------------------------------------------------------
                                                    DISTRIBUTION BY CREDIT GRADE
------------------------------------------------------------------------------------------------------------------------------------
                                                   % OF POOL BY    AVG.       WTD. AVG.   WTD. AVG.
                      NUMBER     UNPAID PRINCIPAL   PRINCIPAL   PRINCIPAL      GROSS      ORIG. LTV    WTD. AVG.   % FULL     % 2ND
CREDIT GRADE         OF LOANS      BALANCE ($)       BALANCE    BALANCE ($)   COUPON (%)     (%)         FICO     DOC LOAN     LIEN
------------------------------------------------------------------------------------------------------------------------------------
A+                     2,242       344,267,526        81.23      153,554       7.249        79.74         630       17.47       5.91
A                        222        39,153,259         9.24      176,366       7.476        78.07         594       27.36       2.35
A-                        90        16,107,116         3.80      178,968       7.775        75.28         572       31.32       0.00
B                         85        14,846,773         3.50      174,668       8.533        76.45         560       47.82       0.00
C                         42         7,957,237         1.88      189,458       8.680        68.67         558       37.22       0.00
C-                         8         1,479,898         0.35      184,987       9.725        66.05         544       41.49       0.00
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                 2,689       423,811,810       100.00      157,609       7.371        79.05         621       20.42       5.01

--------------------------------------------------------------------------------
MASTR ASSET BACLED SECURITIES TRUST 2006-AM1                   [GRAPHIC OMITTED]
MORTGAGE LOAN ASSET-BACKED CERTIFICATES
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                  DESCRIPTION OF THE ADJUSTABLE MORTGAGE LOANS
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                DISTRIBUTION BY NEXT ADJUSTMENT DATE
------------------------------------------------------------------------------------------------------------------------------------
                                                   % OF POOL BY    AVG.       WTD. AVG.   WTD. AVG.
NEXT                  NUMBER     UNPAID PRINCIPAL   PRINCIPAL   PRINCIPAL      GROSS      ORIG. LTV    WTD. AVG.   % FULL     % 2ND
ADJUSTMENT DATE      OF LOANS      BALANCE ($)       BALANCE    BALANCE ($)   COUPON (%)     (%)         FICO     DOC LOAN     LIEN
------------------------------------------------------------------------------------------------------------------------------------
August 1, 2007             3           696,348         0.19      232,116       6.762        79.91         613        0.00       0.00
September 1, 2007         30         5,462,601         1.52      182,087       7.344        75.39         614       11.13       0.00
October 1, 2007          667       129,677,419        35.97      194,419       7.375        78.26         611       20.33       0.00
November 1, 2007         633       123,454,850        34.24      195,031       7.434        78.24         614       21.81       0.00
December 1, 2007          25         4,599,903         1.28      183,996       7.614        79.03         614       12.33       0.00
September 1, 2008         15         2,882,792         0.80      192,186       7.289        78.82         611        5.94       0.00
October 1, 2008           38         7,164,750         1.99      188,546       7.137        80.02         622       24.06       0.00
November 1, 2008          35         6,525,907         1.81      186,454       7.378        78.63         625       16.30       0.00
December 1, 2008           3           334,291         0.09      111,430       7.548        80.00         578        0.00       0.00
September 1, 2010         31         6,208,327         1.72      200,269       6.361        75.99         684       16.94       0.00
October 1, 2010          202        40,118,971        11.13      198,609       6.710        78.42         638       13.64       0.00
November 1, 2010         167        32,068,014         8.89      192,024       7.078        79.11         637       15.85       0.00
December 1, 2010           6         1,336,537         0.37      222,756       7.225        80.00         606        0.00       0.00
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                 1,855       360,530,712       100.00      194,356       7.273        78.33         619       19.15       0.00

--------------------------------------------------------------------------------
MASTR ASSET BACLED SECURITIES TRUST 2006-AM1                   [GRAPHIC OMITTED]
MORTGAGE LOAN ASSET-BACKED CERTIFICATES
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                  DESCRIPTION OF THE ADJUSTABLE MORTGAGE LOANS
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                       DISTRIBUTION BY MARGIN
------------------------------------------------------------------------------------------------------------------------------------
                                                   % OF POOL BY    AVG.       WTD. AVG.   WTD. AVG.
                      NUMBER     UNPAID PRINCIPAL   PRINCIPAL   PRINCIPAL      GROSS      ORIG. LTV    WTD. AVG.   % FULL     % 2ND
MARGIN (%)           OF LOANS      BALANCE ($)       BALANCE    BALANCE ($)   COUPON (%)     (%)         FICO     DOC LOAN     LIEN
------------------------------------------------------------------------------------------------------------------------------------
4.501 - 5.000              1           292,000         0.08      292,000       6.650        80.00         656        0.00       0.00
5.001 - 5.500          1,470       287,485,850        79.74      195,569       7.111        79.02         630       15.52       0.00
5.501 - 6.000            178        34,934,188         9.69      196,259       7.519        77.00         591       28.11       0.00
6.001 - 6.500            156        28,550,026         7.92      183,013       8.085        76.12         566       39.52       0.00
6.501 - 7.000             50         9,268,647         2.57      185,373       8.897        68.69         555       35.68       0.00
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                 1,855       360,530,712       100.00      194,356       7.273        78.33         619       19.15       0.00


------------------------------------------------------------------------------------------------------------------------------------
                                                    DISTRIBUTION BY MINIMUM RATE
------------------------------------------------------------------------------------------------------------------------------------
                                                   % OF POOL BY    AVG.       WTD. AVG.   WTD. AVG.
                      NUMBER     UNPAID PRINCIPAL   PRINCIPAL   PRINCIPAL      GROSS      ORIG. LTV    WTD. AVG.   % FULL     % 2ND
MINIMUM RATE         OF LOANS      BALANCE ($)       BALANCE    BALANCE ($)   COUPON (%)     (%)         FICO     DOC LOAN     LIEN
------------------------------------------------------------------------------------------------------------------------------------
5.001 - 5.500             14         3,354,563         0.93      239,612       5.426        77.23         691       44.55       0.00
5.501 - 6.000             80        17,645,973         4.89      220,575       5.825        74.19         651       42.17       0.00
6.001 - 6.500            322        69,050,728        19.15      214,443       6.281        76.43         646       20.85       0.00
6.501 - 7.000            425        87,559,801        24.29      206,023       6.765        78.25         633       17.13       0.00
7.001 - 7.500            321        59,613,271        16.53      185,711       7.278        78.81         617       14.21       0.00
7.501 - 8.000            259        47,585,650        13.20      183,728       7.747        79.48         613       13.79       0.00
8.001 - 8.500            177        31,837,806         8.83      179,875       8.261        78.94         591       13.40       0.00
8.501 - 9.000             98        17,804,160         4.94      181,675       8.784        81.37         574       19.93       0.00
9.001 - 9.500             68        12,009,920         3.33      176,616       9.258        79.93         561       27.09       0.00
9.501 - 10.000            47         7,829,111         2.17      166,577       9.694        80.96         553       30.71       0.00
10.001 - 10.500           22         3,022,334         0.84      137,379      10.234        81.28         543       28.08       0.00
10.501 - 11.000           18         2,493,617         0.69      138,534      10.778        80.20         545       40.82       0.00
11.001 - 11.500            2           399,139         0.11      199,570      11.146        83.00         576        0.00       0.00
11.501 - 12.000            1            91,082         0.03       91,082      11.530        94.97         593      100.00       0.00
12.001 - 12.500            1           233,555         0.06      233,555      12.185        85.00         563      100.00       0.00
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                 1,855       360,530,712       100.00      194,356       7.273        78.33         619       19.15       0.00

--------------------------------------------------------------------------------
MASTR ASSET BACLED SECURITIES TRUST 2006-AM1                   [GRAPHIC OMITTED]
MORTGAGE LOAN ASSET-BACKED CERTIFICATES
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                  DESCRIPTION OF THE ADJUSTABLE MORTGAGE LOANS
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                  DISTRIBUTION BY LIFE MAXIMUM RATE
------------------------------------------------------------------------------------------------------------------------------------
                                                   % OF POOL BY    AVG.       WTD. AVG.   WTD. AVG.
LIFE                  NUMBER     UNPAID PRINCIPAL   PRINCIPAL   PRINCIPAL      GROSS      ORIG. LTV    WTD. AVG.   % FULL     % 2ND
MAXIMUM RATE (%)     OF LOANS      BALANCE ($)       BALANCE    BALANCE ($)   COUPON (%)     (%)         FICO     DOC LOAN     LIEN
------------------------------------------------------------------------------------------------------------------------------------
10.001 - 10.500           12         2,865,873         0.79      238,823       5.415        78.46         701       35.09       0.00
10.501 - 11.000           35         7,628,076         2.12      217,945       5.804        75.08         664       24.55       0.00
11.001 - 11.500           89        17,845,643         4.95      200,513       6.233        78.18         659       18.21       0.00
11.501 - 12.000          165        34,829,327         9.66      211,087       6.491        77.25         640       26.73       0.00
12.001 - 12.500          303        64,019,319        17.76      211,285       6.471        76.48         639       20.11       0.00
12.501 - 13.000          351        70,706,299        19.61      201,442       6.879        78.32         630       16.96       0.00
13.001 - 13.500          274        50,918,002        14.12      185,832       7.356        78.53         613       14.21       0.00
13.501 - 14.000          221        41,367,322        11.47      187,182       7.787        79.34         609       14.09       0.00
14.001 - 14.500          161        29,110,149         8.07      180,808       8.293        79.22         588       15.24       0.00
14.501 - 15.000           91        16,214,277         4.50      178,179       8.802        81.24         571       21.88       0.00
15.001 - 15.500           64        11,307,059         3.14      176,673       9.285        79.47         561       27.27       0.00
15.501 - 16.000           48         7,843,472         2.18      163,406       9.713        81.46         554       31.75       0.00
16.001 - 16.500           21         2,822,577         0.78      134,408      10.219        82.99         545       30.07       0.00
16.501 - 17.000           16         2,329,538         0.65      145,596      10.784        79.71         546       39.99       0.00
17.001 - 17.500            2           399,139         0.11      199,570      11.146        83.00         576        0.00       0.00
17.501 - 18.000            1            91,082         0.03       91,082      11.530        94.97         593      100.00       0.00
18.001 - 18.500            1           233,555         0.06      233,555      12.185        85.00         563      100.00       0.00
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                 1,855       360,530,712       100.00      194,356       7.273        78.33         619       19.15       0.00


------------------------------------------------------------------------------------------------------------------------------------
                                                     DISTRIBUTION BY INITIAL CAP
------------------------------------------------------------------------------------------------------------------------------------
                                                   % OF POOL BY    AVG.       WTD. AVG.   WTD. AVG.
                      NUMBER     UNPAID PRINCIPAL   PRINCIPAL   PRINCIPAL      GROSS      ORIG. LTV    WTD. AVG.   % FULL     % 2ND
INITIAL CAP (%)      OF LOANS      BALANCE ($)       BALANCE    BALANCE ($)   COUPON (%)     (%)         FICO     DOC LOAN     LIEN
------------------------------------------------------------------------------------------------------------------------------------
2.000                  1,431       276,217,543        76.61      193,024       7.403        78.25         612       20.35       0.00
3.000                     18         4,581,320         1.27      254,518       6.991        79.60         672       26.71       0.00
5.000                    406        79,731,850        22.12      196,384       6.840        78.54         641       14.55       0.00
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                 1,855       360,530,712       100.00      194,356       7.273        78.33         619       19.15       0.00


------------------------------------------------------------------------------------------------------------------------------------
                                                    DISTRIBUTION BY PERIODIC CAP
------------------------------------------------------------------------------------------------------------------------------------
                                                   % OF POOL BY    AVG.       WTD. AVG.   WTD. AVG.
                      NUMBER     UNPAID PRINCIPAL   PRINCIPAL   PRINCIPAL      GROSS      ORIG. LTV    WTD. AVG.   % FULL     % 2ND
PERIODIC CAP (%)     OF LOANS      BALANCE ($)       BALANCE    BALANCE ($)   COUPON (%)     (%)         FICO     DOC LOAN     LIEN
------------------------------------------------------------------------------------------------------------------------------------
1.000                  1,855       360,530,712       100.00      194,356       7.273        78.33         619       19.15       0.00
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                 1,855       360,530,712       100.00      194,356       7.273        78.33         619       19.15       0.00

--------------------------------------------------------------------------------
MASTR ASSET BACLED SECURITIES TRUST 2006-AM1                   [GRAPHIC OMITTED]
MORTGAGE LOAN ASSET-BACKED CERTIFICATES
--------------------------------------------------------------------------------


------------------------------------------------------------------
                          SWAP SCHEDULE
------------------------------------------------------------------

------------------------------------------------------------------
                                                 NOTIONAL SCHEDULE
 PERIOD      ACCRUAL START      ACCRUAL END             ($)
------------------------------------------------------------------
    1         02/27/2006        03/25/2006        406,218,000.00
    2         03/25/2006        04/25/2006        401,767,006.00
    3         04/25/2006        05/25/2006        396,401,654.00
    4         05/25/2006        06/25/2006        390,137,250.00
    5         06/25/2006        07/25/2006        382,988,813.00
    6         07/25/2006        08/25/2006        374,977,352.00
    7         08/25/2006        09/25/2006        366,129,909.00
    8         09/25/2006        10/25/2006        356,479,547.00
    9         10/25/2006        11/25/2006        346,068,547.00
   10         11/25/2006        12/25/2006        335,634,642.00
   11         12/25/2006        01/25/2007        321,819,560.00
   12         01/25/2007        02/25/2007        306,704,080.00
   13         02/25/2007        03/25/2007        292,305,344.00
   14         03/25/2007        04/25/2007        278,589,112.00
   15         04/25/2007        05/25/2007        265,522,787.00
   16         05/25/2007        06/25/2007        253,075,340.00
   17         06/25/2007        07/25/2007        241,217,231.00
   18         07/25/2007        08/25/2007        229,920,338.00
   19         08/25/2007        09/25/2007        219,147,223.00
   20         09/25/2007        10/25/2007        202,247,632.00
   21         10/25/2007        11/25/2007        182,820,543.00
   22         11/25/2007        12/25/2007        165,426,925.00
   23         12/25/2007        01/25/2008        149,854,650.00
   24         01/25/2008        02/25/2008        135,901,534.00
   25         02/25/2008        03/25/2008        126,395,000.00
   26         03/25/2008        04/25/2008        119,504,523.00
   27         04/25/2008        05/25/2008        113,007,312.00
   28         05/25/2008        06/25/2008         48,045,445.00
   29         06/25/2008        07/25/2008         45,824,273.00
   30         07/25/2008        08/25/2008         43,712,927.00
   31         08/25/2008        09/25/2008         41,705,636.00
   32         09/25/2008        10/25/2008         39,796,946.00
   33         10/25/2008        11/25/2008         37,981,722.00
   34         11/25/2008        12/25/2008         33,852,064.00
   35         12/25/2008        01/25/2009         32,355,475.00
   36         01/25/2009        02/25/2009         30,929,640.00
   37         02/25/2009        03/25/2009         29,570,982.00
   38         03/25/2009        04/25/2009         28,276,118.00
   39         04/25/2009        05/25/2009         27,041,844.00
   40         05/25/2009        06/25/2009         25,865,127.00
   41         06/25/2009        07/25/2009         24,743,095.00
   42         07/25/2009        08/25/2009         23,673,028.00
   43         08/25/2009        09/25/2009         22,652,350.00
------------------------------------------------------------------

--------------------------------------------------------------------------------
MASTR ASSET BACLED SECURITIES TRUST 2006-AM1                   [GRAPHIC OMITTED]
MORTGAGE LOAN ASSET-BACKED CERTIFICATES
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                     INTEREST RATE CAP SCHEDULE
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------       ---------------------------------------------------------------
PERIOD  ACCRUAL     ACCRUAL     CAP NOTIONAL   LOW     HIGH          PERIOD  ACCRUAL     ACCRUAL      CAP NOTIONAL   LOW     HIGH
          START        END      SCHEDULE ($)   STRIKE  STRIKE                  START        END       SCHEDULE ($)   STRIKE  STRIKE
                                                (%)      (%)                                                          (%)      (%)
--------------------------------------------------------------       ---------------------------------------------------------------
   1    02/27/2006  03/25/2006      0.00         -        -            37    02/25/2009  03/25/2009  88,457,851.94   6.411    8.095
   2    03/25/2006  04/25/2006      0.00         -        -            38    03/25/2009  04/25/2009  89,752,715.94   6.439    8.158
   3    04/25/2006  05/25/2006      0.00         -        -            39    04/25/2009  05/25/2009  89,285,254.32   6.464    8.220
   4    05/25/2006  06/25/2006      0.00         -        -            40    05/25/2009  06/25/2009  86,646,906.75   6.491    8.283
   5    06/25/2006  07/25/2006      0.00         -        -            41    06/25/2009  07/25/2009  84,081,970.06   6.519    8.345
   6    07/25/2006  08/25/2006      0.00         -        -            42    07/25/2009  08/25/2009  81,588,744.94   6.546    8.408
   7    08/25/2006  09/25/2006      0.00         -        -            43    08/25/2009  09/25/2009  79,165,576.26   6.573    8.470
   8    09/25/2006  10/25/2006      0.00         -        -            44    09/25/2009  10/25/2009  98,489,448.45   6.600    9.648
   9    10/25/2006  11/25/2006      0.00         -        -            45    10/25/2009  11/25/2009  95,272,407.77   6.625    9.733
  10    11/25/2006  12/25/2006      0.00         -        -            46    11/25/2009  12/25/2009  92,163,049.91   6.652    9.820
  11    12/25/2006  01/25/2007  3,681,051.96   4.656    5.824          47    12/25/2009  01/25/2010  89,157,658.52   6.691    9.953
  12    01/25/2007  02/25/2007  8,954,393.63   4.655    5.929          48    01/25/2010  02/25/2010  86,252,689.36   6.712    10.030
  13    02/25/2007  03/25/2007  13,794,444.39  4.648    6.005          49    02/25/2010  03/25/2010  83,444,720.23   6.731    10.098
  14    03/25/2007  04/25/2007  18,227,249.23  4.619    6.024          50    03/25/2010  04/25/2010  80,730,449.76   6.751    10.170
  15    04/25/2007  05/25/2007  22,277,447.87  4.613    6.101          51    04/25/2010  05/25/2010  78,106,690.48   6.773    10.250
  16    05/25/2007  06/25/2007  25,968,342.81  4.608    6.181          52    05/25/2010  06/25/2010  75,570,364.86   6.796    10.327
  17    06/25/2007  07/25/2007  29,321,971.65  4.605    6.258          53    06/25/2010  07/25/2010  72,584,760.57   6.817    10.402
  18    07/25/2007  08/25/2007  32,359,171.58  4.600    6.339          54    07/25/2010  08/25/2010  68,827,545.61   6.840    10.483
  19    08/25/2007  09/25/2007  35,103,848.50  4.599    6.405          55    08/25/2010  09/25/2010  65,072,418.78   6.861    10.556
  20    09/25/2007  10/25/2007  40,233,585.15  4.611    6.470          56    09/25/2010  10/25/2010  61,319,419.35   6.883    10.651
  21    10/25/2007  11/25/2007  46,399,919.67  4.608    6.531          57    10/25/2010  11/25/2010  57,568,587.15   6.903    10.718
  22    11/25/2007  12/25/2007  51,260,931.81  4.610    6.605          58    11/25/2010  12/25/2010  53,826,897.01   6.927    10.800
  23    12/25/2007  01/25/2008  54,990,101.97  4.630    6.720          59    12/25/2010  01/25/2011  50,086,964.22   6.957    10.899
  24    01/25/2008  02/25/2008  57,741,208.49  5.824    6.824          60    01/25/2011  02/25/2011  46,348,826.78   6.977    10.969
  25    02/25/2008  03/25/2008  58,955,387.50  5.928    6.928          61    02/25/2011  03/25/2011  44,326,180.72   6.987    11.047
  26    03/25/2008  04/25/2008  59,105,188.96  6.033    7.033          62    03/25/2011  04/25/2011  42,304,516.35   6.997    11.098
  27    04/25/2008  05/25/2008  59,092,914.56  6.049    7.137          63    04/25/2011  05/25/2011  40,283,855.11   7.014    11.164
  28    05/25/2008  06/25/2008  117,770,301.36 6.083    7.241          64    05/25/2011  06/25/2011  38,886,503.22   7.026    11.220
  29    06/25/2008  07/25/2008  113,923,047.37 6.128    7.345          65    06/25/2011  07/25/2011  37,522,493.07   7.032    11.288
  30    07/25/2008  08/25/2008  110,171,051.08 6.155    7.449          66    07/25/2011  08/25/2011  36,190,715.17   7.048    11.349
  31    08/25/2008  09/25/2008  106,513,043.36 6.189    7.553          67    08/25/2011  09/25/2011  34,890,098.00   7.066    11.412
  32    09/25/2008  10/25/2008  102,947,682.35 6.235    7.658          68    09/25/2011  10/25/2011  33,619,606.79   7.090    11.493
  33    10/25/2008  11/25/2008  99,473,579.25  6.265    7.762          69    10/25/2011  11/25/2011  32,378,242.21   7.108    11.555
  34    11/25/2008  12/25/2008  98,493,883.27  6.301    7.866          70    11/25/2011  12/25/2011  31,165,162.55   7.123    11.613
  35    12/25/2008  01/25/2009  95,053,745.26  6.361    7.970          71    12/25/2011  01/25/2012  30,153,080.18   7.146    11.696
  36    01/25/2009  02/25/2009  91,709,081.97  6.390    8.033
--------------------------------------------------------------       ---------------------------------------------------------------

--------------------------------------------------------------------------------
MASTR ASSET BACLED SECURITIES TRUST 2006-AM1                   [GRAPHIC OMITTED]
MORTGAGE LOAN ASSET-BACKED CERTIFICATES
--------------------------------------------------------------------------------


                     FOR ADDITIONAL INFORMATION PLEASE CALL:

--------------------------------------------------------------------------------
                               UBS SECURITIES LLC
--------------------------------------------------------------------------------

ASSET BACKED FINANCE
--------------------
Jay Lown                                                            212-713-3670
Ketan Parekh                                                        212-713-4228
Obi Nwokorie                                                        212-713-3270
Glenn McIntyre                                                      212-713-3180
Soohuck Chun                                                        212-713-1280
Vadim Khoper                                                        212-713-3818
Justin Schwartz                                                     212-713-8943
Brian Kramer                                                        212-713-1040
Elizabeth Szondy                                                    212-713-6263

ABS TRADING & SYNDICATE
-----------------------
Jack McCleary                                                       212-713-4330
Richard Onkey                                                       212-713-4002
Stuart Lippman                                                      212-713-2946
Joe Ruttle                                                          212-713-2252
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                             RATING AGENCY CONTACTS
--------------------------------------------------------------------------------

STANDARD & POOR'S
-----------------
David Hong
DAVID_HONGWEIWANG@STANDARDANDPOORS.COM                              212-438-1580

Peter Graham
Peter_Graham@sandp.com                                              212-438-1599

MOODY'S
-------
Shachar Gonen                                                       212-553-3711
Shachar.Gonen@Moodys.com

--------------------------------------------------------------------------------